Exhibit 10.3.1

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
and the Subordinated Guarantors named herein
9 1/2% Senior Subordinated Notes due 2017

SENIOR SUBORDINATED NOTES INDENTURE
Dated as of June 29, 2007

THE BANK OF NEW YORK,
as Trustee, Principal Paying Agent and Transfer Agent
BNY FUND SERVICES (IRELAND) LIMITED,
as Paying Agent in Dublin and Transfer Agent
CREDIT SUISSE,
as Security Agent

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Appendix A — Provisions Relating to Securities
EXHIBIT INDEX

Exhibit A	—	Form of Original Security

Exhibit B	—	Form of Supplemental Indenture

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     INDENTURE dated as of June 29, 2007 among BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a Luxembourg public limited liability company (société anonyme), having its registered office at 1, rue des Glacis, L-1628 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Trade Register under the number B129.914 (the “Issuer”), the Initial Subordinated Note Guarantors (as defined herein), THE BANK OF NEW YORK, as trustee (the “Trustee”), principal paying agent and transfer agent, BNY FUND SERVICES (IRELAND) LIMITED, as Paying Agent in Dublin and transfer agent, and CREDIT SUISSE, as security agent (the “Security Agent”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) €420,000,000 aggregate principal amount of the 9 1/2% Senior Subordinated Notes due 2017 (the “Original Securities”) issued on the date hereof and (b) any Additional Securities (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Acquired Indebtedness” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person (including, for the avoidance of doubt, Indebtedness Incurred by such other Person in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person); and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Acquisition” means the acquisition by Luxco of the Target, by way of purchase of all the Target Shares (i) from Holdings prior to the Issue Date, (ii) under the Offer and Squeeze-Out, (iii) by way of market purchases and (iv) by way of over-the-counter purchases.
          “Acquisition Documents” means the Offer Prospectus, the Pre-Announcement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Securities in any material respect than the Acquisition Documents as in effect on the Issue Date).
          “Additional Securities” means Securities (other than the Original Securities) issued under the terms of this Indenture subsequent to the Issue Date.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Agent” means any Registrar, Paying Agent or Transfer Agent.
          “Applicable Premium” means, with respect to any Security at any redemption date, the greater of:
     (1) 1.00% of the principal amount of the Security; and
     (2) the excess, if any, of:
     (a) the present value at such redemption date of (i) the redemption price of such Security, on June 15, 2012 (such redemption price being set forth in Paragraph 5 of the Security, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on the Security through June 15, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate plus 50 basis points; over
     (b) the principal amount of such Security on such redemption date.
          “Asset Sale” means:
     (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer, Holdings I or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or
     (2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer, Holdings I or a Restricted Subsidiary and other than the issuance of Preferred Stock of a Restricted Subsidiary issued in compliance with Section 4.03) (whether in a single transaction or a series of related transactions), in each case other than:

     (a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, surplus or worn-out property or equipment in the ordinary course of business;
     (b) transactions permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
     (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than €10.0 million;
     (e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by the Issuer, Holdings I or a Restricted Subsidiary to a Restricted Subsidiary;
     (f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of the Issuer or Holdings I, useful to the business of the Issuer, Holdings I and the Restricted Subsidiaries as a whole;
     (g) foreclosure, exercise of termination rights or any similar action with respect to any property or any other asset of the Issuer, Holdings I or any Restricted Subsidiaries;
     (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (j) any sale of inventory, trading stock or other assets in the ordinary course of business;
     (k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;
     (l) an issuance of Capital Stock pursuant to an equity incentive or compensation plan approved by the Board of Directors;
     (m) dispositions consisting of the granting of Permitted Liens or Permitted Collateral Liens;
     (n) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

     (o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer, Holdings I or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
     (p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
     (q) a Financing Disposition or a transfer (including by capital contribution) of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary or any Restricted Subsidiary (x) in a Qualified Receivables Financing or (y) pursuant to any other factoring on arm’s length terms or (z) in the ordinary course of business;
     (r) the sale of any property in a Sale/Leaseback Transaction not prohibited by this Indenture with respect to any assets built or acquired by the Issuer, Holdings I or any Restricted Subsidiary after the Issue Date;
     (s) in the ordinary course of business, any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of the Issuer or Holdings I, useful to the business of the Issuer, Holdings I and its Restricted Subsidiaries as a whole; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.06; and
     (t) sales or other dispositions of Equity Interests in joint ventures in existence on the Issue Date.
     “Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement, the other Credit Agreement Documents and any Local Facility Agreement, in each case as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement or Local Facility Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings, the Issuer or Holdings I whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
          “Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

          “Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:
     (1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to June 15, 2012, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Securities and of a maturity most nearly equal to June 15, 2012; provided, however, that, if the period from such redemption date to June 15, 2012, is less than one year, a fixed maturity of one year shall be used;
     (2) “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;
     (3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in consultation with the Trustee; and
     (4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date.
          “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, Luxembourg or London.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock or shares;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Cash Equivalents” means:
     (1) U.S. dollars, pounds sterling, euro, the national currency of any member state in the European Union or, in the case of any Restricted Subsidiary that is not organized or existing under the laws of the United States, any member state of the European Union or any state or territory thereof, such local currencies held by it from time to time in the ordinary course of business;
     (2) securities issued or directly and fully guaranteed or insured by the U.S., U.K., Canadian, Swiss or Japanese government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
     (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
     (6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Monetary Union, the United Kingdom, Switzerland or Norway or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

     (7) Indebtedness issued by Persons (other than the Issuer or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;
     (8) for the purpose of paragraph (a) of the definition of “Asset Sale,” any marketable securities of third parties owned by the Issuer, Holdings I and/or its Restricted Subsidiaries on the Issue Date;
     (9) interest in investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
     (10) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
          “Change of Control” means the occurrence of any of the following events:
     (i) the sale, lease or transfer, in one or a series of transactions, of all or Substantially All the assets of the Issuer or Holdings I and its Subsidiaries, taken as a whole, to a Person other than, directly or indirectly, any of the Permitted Holders;
     (ii) the Issuer or Holdings I becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or Holdings I, as applicable, or any direct or indirect parent of the Issuer or Holdings I, as applicable; or
     (iii) Holdings (or any successor entity thereof) ceases to own, directly or indirectly, 100% of the Capital Stock of the Issuer, Holdings I or Luxco, other than directors’ qualifying shares or other de minimis shareholdings required by law.
          “Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means, as of the Issue Date, the Capital Stock of Holdings I and the receivables under the Proceeds Loans and, thereafter, any other collateral described in or subject to the Security Documents.

          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Profit (including amortization of original issue discount and bond premium, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if Hedging Obligations result in net benefits received by such Person, such benefits shall be credited to reduce Consolidated Interest Expense to the extent paid in cash unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Profit) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees); plus
     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding any capitalizing interest on Subordinated Shareholder Funding); plus
     (3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer, Holdings I and their Restricted Subsidiaries; minus
     (4) interest income for such period.
          “Consolidated Net Profit” means, with respect to any Person for any period, the aggregate of the Net Profit of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:
     (1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto) including severance expenses, relocation costs and expenses and expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including integration costs) or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under the Acquisition Documents or otherwise related to the Transactions, in each case, shall be excluded;
     (2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Profit, in each case resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after the Issue Date shall be excluded;
     (3) the Net Profit for such period shall not include the cumulative effect of a change in accounting principles during such period;
     (4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

     (5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer or Holdings I) shall be excluded;
     (6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness or Hedging Obligations or other derivative instruments shall be excluded;
     (7) the Net Profit for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
     (8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Profit for such period of any Restricted Subsidiary (other than the Issuer or any Subordinated Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Profit is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived or are permitted under Section 4.05; provided that the Consolidated Net Profit of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
     (9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
     (10) any non-cash impairment charges or asset write-offs, and the amortization of intangibles arising in each case pursuant to GAAP or the pronouncements of the IASB shall be excluded;
     (11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;
     (12) any (a) one-time non-cash compensation charges, (b) the costs and expenses after the Issue Date related to employment of terminated employees, (c) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or

(d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
     (13) accruals and reserves that are established or adjusted as a result of the Transactions (including as a result of the adoption or modification of accounting policies in connection with the Transactions) within 12 months after the Issue Date, and that are so required to be established in accordance with GAAP shall be excluded;
     (14) solely for purposes of calculating EBITDA, (a) the Net Profit of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;
     (15) (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP shall be excluded;
     (16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of the applicable standard under GAAP shall be excluded; and
     (17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer and Holdings I calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer and Holdings I during any Reference Period shall be included.
          Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Profit any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or Holdings I or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit.”
          “Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Profit of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

          “Consolidated Taxes” means with respect to any Person for any period, provision for taxes based on income, profits or capital, including, without limitation, national, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Profit.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
     (2) to advance or supply funds:
          (a) for the purchase or payment of any such primary obligation, or
          (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Credit Agreement” means (i) the senior facilities agreement dated May 11, 2007 among, among others, Holdings I and Credit Suisse as mandated lead arranger, agent, issuing bank and security trustee, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (subject to compliance with Section 4.03) or altering the maturity thereof, and (ii) whether or not the instruments referred to in clause (i) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
          “Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof and any security documents entered into in relation thereto, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
          “Cumulative Credit” means the sum of (without duplication):
     (1) 50% of the Consolidated Net Profit of the Issuer and Holdings I for the period (taken as one accounting period, the “Reference Period”) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recently ended fiscal quarter for which combined internal financial statements of the Issuer and Holdings I are available at the time of such Restricted Payment (or, in the case such Consolidated Net Profit for such period is a deficit, minus 100% of such deficit); plus
     (2) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash received by the Issuer or Holdings I after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xxii) of Section 4.03(b)) from the issue or sale of Equity Interests of the Issuer or Holdings I or Subordinated Shareholder Funding to the Issuer or Holdings I (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock and other than in connection with the Transactions), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary); plus
     (3) 100% of the aggregate amount of contributions to the capital of the Issuer or Holdings I received in cash and the Fair Market Value of property other than cash received after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions (x) to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xxii) of Section 4.03(b) or (y) made in connection with the Transactions); plus
     (4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or Holdings I or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in or Subordinated Shareholder Funding of the Issuer or Holdings I (other than Disqualified Stock) or any direct or indirect parent of the Issuer or Holdings I (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus
     (5) 100% of the aggregate amount received by the Issuer, Holdings I or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Issuer, Holdings I or any Restricted Subsidiary from:
     (A) the sale or other disposition (other than to the Issuer, Holdings I or a Restricted Subsidiary and other than in connection with the Transactions) of Restricted Investments made by the Issuer, Holdings I and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer, Holdings I and the Restricted Subsidiaries by any Person (other than the Issuer, Holdings I or any Restricted Subsidiaries) and from repayments of loans or advances and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of Section 4.04(b)),
     (B) the sale (other than to the Issuer, Holdings I or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or
     (C) a distribution or dividend from an Unrestricted Subsidiary; plus
     (6) in the event any Unrestricted Subsidiary of the Issuer or Holdings I has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer, Holdings I or a Restricted Subsidiary, the Fair Market Value (and, if such Fair Market Value exceeds €20.0 million, such Fair Market Value shall be set forth in a written resolution of a majority of the Board of Directors of the Issuer) of the Investment of the Issuer or Holdings I in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of Section 4.04(b) or constituted a Permitted Investment).
          “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer, Holdings I or one of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Designated Preferred Stock” means Preferred Stock of the Issuer or Holdings I or any direct or indirect parent of the Issuer or Holdings I (other than Disqualified Stock), that is issued for cash (other than to the Issuer, Holdings I or any of their respective Subsidiaries or an employee stock ownership plan or trust established by the Issuer, Holdings I or any of their respective Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.
          “Designated Senior Agent” means the Senior Agent, the trustee for the Senior Securities and any other representative of holders of Designated Senior Indebtedness designated as a “Designated Senior Agent” in writing by the Issuer.

          “Designated Senior Indebtedness” means: (1) with respect to the Issuer, Indebtedness under the Senior Securities; (2) with respect to each Subordinated Guarantor, Indebtedness of such Subordinated Guarantor under (A) the First Priority Lien Obligations which, at the date of designation by the Issuer, has an aggregate principal amount outstanding of, or under which, at the date of designation by the Issuer, the holders thereof are committed to lend up to, at least €25.0 million, or its guarantee thereof and (B) its guarantee of the Senior Securities; and (3) with respect to Holdings I, the Senior Notes Proceeds Loan.
          “Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Issuer, Holdings I or any parent company of the Issuer and Holdings I having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding of Equity Interests of the Issuer, Holdings I or any parent company of the Issuer and Holdings I or any options, warrants or other rights in respect of such Equity Interests.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
     (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale, provided that the relevant asset sale or change of control provisions, taken as a whole, are not materially more disadvantageous to the Holders of the Securities than is customary in comparable transactions (as determined in good faith by the Issuer));
     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or
     (3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer, Holdings I or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or Holdings I in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Profit of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Profit:
     (1) Consolidated Taxes; plus
     (2) Consolidated Interest Expense; plus
     (3) Consolidated Non-cash Charges; plus
     (4) business optimization expenses and other restructuring charges, expenses or reserves; provided that with respect to each business optimization expense or other restructuring charge, expense or reserve, the Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or other restructuring charge or reserve, as the case may be; plus
     (5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Rank (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between Rank and the Issuer or Holdings I and its Subsidiaries as described with particularity in the Offering Circular and as in effect on the Issue Date; plus
     (6) all add backs reflected in the financial presentation of “Adjusted Pro Forma EBITDA” in the amounts set forth in and as further described in the Offering Circular, but only to the extent such add backs occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Senior Secured Indebtedness Leverage Ratio, as the case may be;
          less, without duplication,
     (1) non-cash items increasing Consolidated Net Profit for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); less
     (2) all deductions reflected in the financial presentation of “Adjusted Pro Forma EBITDA” in the amounts set forth in and as further described in the Offering Circular, but only to the extent such deductions occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Senior Secured Indebtedness Leverage Ratio, as the case may be.
     “Enforcement Action” means, with respect to any Indebtedness of the Issuer, Holdings I and its Subsidiaries, any action (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of such Indebtedness or the premature termination or close out of certain Hedging Obligations; or (b) recover all or any part of such Indebtedness (including by exercising any rights of set-off or combination of accounts); or (c) exercise or enforce any rights under or pursuant to any guarantee, indemnity or other similar assurance against loss given by the Issuer, Holdings I or their respective Subsidiaries in respect of such Indebtedness; or (d) exercise or enforce any rights under any security interest over assets of the Issuer, Holdings I or their respective Subsidiaries whatsoever which secures such Indebtedness; or (e) commence legal proceedings against any of the Issuer, Holdings I or their respective Subsidiaries to recover any monies; or (f) commence, or take any other steps which could reasonably be expected to lead to the commencement of, any Insolvency Proceedings in relation to the Issuer, Holdings I or their respective Subsidiaries, provided that, the following shall not constitute Enforcement Action:
     (i) the taking of any action (not falling within any of paragraphs (a) to (f) inclusive above) necessary to preserve the validity and existence of claims, including the registration of such claims before any court or governmental authority;
     (ii) to the extent entitled by law, the taking of action against any creditor (or any agent, trustee or receiver acting on behalf of such creditor) to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation;
     (iii) bringing legal proceedings against any person (1) in connection with any securities violation or common law fraud or (2) to restrain any actual or putative breach of the Securities, this Indenture, the Subordinated Guarantees or the Intercreditor Agreement or for specific performance with no claim for damages; or
     (iv) allegations of material misstatements or omissions made in connection with the offering materials relating to the Securities or in reports furnished to creditors under the Securities or any exchange on which the Securities are listed pursuant to information and reporting requirements under this Indenture.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private sale after the Issue Date of ordinary shares or Preferred Stock of Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable (other than Disqualified Stock), other than:
     (1) public offerings with respect to Holdings I’s or such direct or indirect parent’s ordinary shares registered on Form S-8;
     (2) issuances to any Subsidiary of the Issuer or Holdings I; and
     (3) any such public or private sale that constitutes an Excluded Contribution.
          “Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Issuer, Holdings I or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuer or Holdings I) on the date of such determination.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System or any successor securities clearing agency.
          “European Government Obligations” means any security that is (1) a direct obligation of the Federal Republic of Germany, France, Austria or any other country that is a member of the European Monetary Union on the date of this Indenture, or Switzerland, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer or Holdings I) received by the Issuer or Holdings I, as applicable, after the Issue Date from:
     (1) contributions to its common equity capital; or
     (2) the sale (other than to a Subsidiary of the Issuer or Holdings I or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or Holdings I,
          in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Issuer or Holdings I on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.
          “Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer or Holdings I, except as otherwise provided in this Indenture).
          “Financing Disposition” means any sale, transfer, conveyance or other disposition of inventory that is equipment used in the product filling process by Holdings I or any Restricted Subsidiary thereof to a Person that is not a Subsidiary of the Issuer or Holdings I that meets the following conditions:

     (1) the Board of Directors of Holdings I shall have determined in good faith that such sale, transfer, conveyance or other disposition is in the aggregate economically fair and reasonable to Holdings I or, as the case may be, the Restricted Subsidiary in question;
          (2) all sales of such inventory are made at Fair Market Value;
     (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings I);
     (4) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is guaranteed by the Issuer, Holdings I or any Restricted Subsidiary, (ii) is with recourse to or obligates the Issuer, Holdings I or any Subsidiary of the Issuer or Holdings I in any way, or (iii) subjects any property or asset of the Issuer, Holdings I or any other Subsidiary of the Issuer or Holdings I, directly or indirectly, contingently or otherwise, to the satisfaction thereof;
     (5) neither the Issuer, Holdings I nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding with such Person other than on terms which the Issuer or Holdings I reasonably believes to be no less favorable to the Issuer, Holdings I or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and
     (6) neither the Issuer, Holdings I nor any other Restricted Subsidiary has any obligation to maintain or preserve such Person’s financial condition or cause such entity to achieve certain levels of operating results.
          “First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer, Holdings I and the Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer, Holdings I or any Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer, Holdings I or any Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to (a) any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued on the date of determination pursuant to Section 4.03(b) and (b) the repayment, repurchase or redemption of any Indebtedness, Disqualified Stock or Preferred Stock to the extent such repayment, repurchase or redemption results from the proceeds of Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued pursuant to Section 4.03(b).
          For purposes of making the computation referred to above, Investments, acquisitions (including the Transactions), dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer, Holdings I or any of the Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions (including the Transactions), dispositions, mergers, amalgamations, consolidations, discontinued operations and operational changes (and the change of any associated Fixed Charges (calculated in accordance with the proviso in the prior paragraph) and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or Holdings I or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or Holdings I. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer or Holdings I as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Transactions).
          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer or Holdings I to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
          “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense of such Person for such period and
     (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
          “GAAP” means the International Financial Reporting Standards (“IFRS”) as in effect (except as otherwise provided in this Indenture in relation to financial reports and other information to be delivered to Holders) on the Issue Date. Except as otherwise expressly provided in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in conformity with GAAP. At any time after the Issue Date, the Issuer and Holdings I may elect to apply generally accepted accounting principles in the United States (“U.S. GAAP”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean U.S. GAAP as in effect (except as otherwise provided in this Indenture) on the date of such election; provided that any such election, once made, shall be irrevocable and that, upon first reporting its fiscal year results under U.S. GAAP each of the Issuer and Holdings I shall restate its financial statements on the basis of U.S. GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of U.S. GAAP. The Issuer shall give notice of any such election to the Trustee and the Holders.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
     (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
          “holder”, “Holder” or “senior subordinated noteholder” means the Person in whose name a Security is registered on the Registrar’s books.

          “Holdings” means Rank Group Holdings Limited, a company incorporated in New Zealand.
          “Holdings I” means Beverage Packaging Holdings (Luxembourg) I S.A., a company incorporated in Luxembourg.
          “Holdings I Share Pledges” means the New Zealand law governed and Luxembourg law governed third-priority pledges by Holdings in favor of the Security Agent in respect of the Capital Stock of Holdings I dated as of the Issue Date.
          “IASB” means the International Accounting Standards Board and any other organization or agency that shall issue pronouncements regarding the application of GAAP.
          “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
          “Indebtedness” means, with respect to any Person (without duplication):
     (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);
     (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; and
     (4) to the extent not otherwise included, with respect to the Issuer, Holdings I and the Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer, Holdings I or any Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer, Holdings I or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) to the extent there is recourse to the Issuer, Holdings I or the Restricted Subsidiaries (as that term is understood in the context of recourse and non-recourse receivables financings);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; or (6) Subordinated Shareholder Funding.
          Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.
          “Initial Subordinated Guarantor” means Holdings, Holdings I and Luxco; provided that upon the release or discharge of such Person from its Subordinated Guarantee in accordance with this Indenture, such Person ceases to be a Subordinated Guarantor unless such Person is required to provide a guarantee under Section 4.11.
          “Insolvency Proceedings” means any proceedings or steps for (a) the insolvency, liquidation, dissolution, winding-up, administration, examination, receivership, moratorium of payments, compulsory merger or judicial reorganization of any company or judicial liquidation or any court order for any of the foregoing; or (b) the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, an administrator, an examiner, a receiver, a liquidator or other similar officer of any company; or (c) any other similar process or appointment.
          “Intercreditor Agreement” means the intercreditor agreement dated on or about May 11, 2007 among, inter alios, Holdings, Holdings I, the financial institutions party thereto, and Credit Suisse as Senior Agent, Subordinated Bridging Agent and Security Trustee, as it may be amended from time to time in accordance with this Indenture.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

          “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the U.S., U.K., Canadian, Swiss or Japanese government or any member state of the European Monetary Union or any agency or instrumentality thereof (other than Cash Equivalents);
     (2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer, Holdings I and their respective Subsidiaries;
     (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and
     (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers in the ordinary course of business and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer or Holdings I in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
     (1) “Investments” shall include the portion (proportionate to the Issuer’s or Holdings I’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or Holdings I, as applicable, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
     (a) the Issuer’s or Holdings I’s “Investment” in such Subsidiary at the time of such redesignation; less
     (b) the portion (proportionate to the Issuer’s or Holdings I’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

          “Issue Date” means June 29, 2007, the date on which the Original Securities are originally issued.
          “Issuer” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Local Facility” means a working capital facility provided to a Subsidiary of Holdings by a Local Facility Provider in respect of which a Local Facility Certificate has been delivered, and not cancelled, under the terms of (and as such term is defined in) the Intercreditor Agreement and which constitutes a “Secured Local Facility” as defined in the Credit Agreement Documents.
          “Local Facility Agreement” means the agreement under which a Local Facility is made available.
          “Local Facility Provider” means a lender or other bank or financial institution that has acceded to the Intercreditor Agreement as a provider of a Local Facility.
          “Luxco” means Beverage Packaging Holdings (Luxembourg) III S.à r.l., a company incorporated as a société à responsibilité limitée under the laws of Luxembourg with registered office at 1, rue de Glacis, L-1628 Luxembourg, Grand Duchy of Luxembourg.
          “Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable, was approved by a vote of a majority of the directors of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable.
          “Midco” means a newly formed subsidiary of Holdings designated by the Issuer as being “Midco” for the purposes of this definition.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

          “Net Proceeds” means the aggregate cash proceeds received by the Issuer, Holdings I or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding (i) the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form and (ii) the aggregate cash proceeds received by the Issuer, Holdings I or any Restricted Subsidiaries in respect of the sale of any Non-Strategic Land in an aggregate amount of up to €25.0 million), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or Holdings I as a reserve in accordance with GAAP against any liabilities associated with the asset disposed in such transaction and retained by the Issuer or Holdings I after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Net Profit” means, with respect to any Person, the Net Profit (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “Non-Strategic Land” means (a) the investment properties in which the Issuer, Holdings I or their respective Subsidiaries have an interest at the Issue Date which are a proportion of the real property owned by SIG Combibloc GmbH located at Linnich & Wittenberg in Germany, real property owned by SIG Combibloc International AG located at Newcastle in England, real property owned by SIG Moldtec GmbH & Co. KG, real property owned by SIG Schweiz, Industrie-Ges and located at Neuhausen in Germany, Beringen in Germany, Rafz in Germany, Ecublens in Germany and Romanel in Germany, real property owned by SIG Holding AG located in Beringen in Germany, real property owned by SIG Euro Holding AG & Co. KG aA located at Waldshut-Tiengen in Germany and real property owned by SIG Plastics Holdings GmbH located at Neunkirchen in Germany and (b) other properties in which the Issuer, Holdings I or their respective Subsidiaries have an interest from time to time and which is designated by the Issuer in an Officers’ Certificate delivered to the Trustee as not required for the ongoing business operations of the Issuer, Holdings I and their respective Subsidiaries.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the

Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.
          “Offer” means the public tender offer by Holdings for all publicly held Target Shares.
          “Offering Circular” means the Offering Circular dated June 22, 2007, with respect to the Securities.
          “Offer Prospectus” means the prospectus dated December 22, 2006 and the amendments to the prospectus dated February 2, 2007 and March 13, 2007 as published in the Swiss national press.
          “Officer” of any Person means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person or any other person that the board of directors of such person shall designate for such purpose.
          “Officers’ Certificate” means a certificate signed on behalf of Holdings I or, if otherwise specified, the Issuer, by two Officers of Holdings I or the Issuer, as applicable, or of a Subsidiary or parent of Holdings I or the Issuer, as applicable, that is designated by Holdings I or the Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or similar position of Holdings I or the Issuer, as applicable, or such Subsidiary or parent that meets the requirements set forth in this Indenture and is in form and substance satisfactory to the Trustee.
          “Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel who is acceptable to the Trustee (acting reasonably) and is in form and substance satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer, Holdings I or the Trustee.
          “Pari Passu Indebtedness” means:
(1)	with respect to the Issuer, the Securities and any Indebtedness that ranks pari passu in right of payment with the Securities; and
(2)	with respect to each Subordinated Guarantor, its Subordinated Guarantee and any Indebtedness that ranks pari passu in right of payment with such Subordinated Guarantor’s Subordinated Guarantee.
          “Permitted Collateral Liens” means (x) Liens on the Collateral that are described in one or more of clauses (1) through (5), (7), (8), (9), (13), (14), (19), (22) through (24), (27) and (29) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce the Security Interest in the Collateral; (y) Liens on the Collateral to secure Indebtedness of the Issuer, Holdings I or a Restricted Subsidiary that is permitted to be Incurred under paragraph (a) or clauses (i), (ii)(2), (x) (to the extent such Hedging Obligations relate to the foregoing), (xii) (to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of

Permitted Collateral Liens), or (xiii) (if the original Indebtedness was so secured) of paragraph (b) of Section 4.03 and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that such Lien (a) ranks equal to all other Liens on such Collateral securing Indebtedness (other than the Securities, any Additional Securities and Refinancing Indebtedness in respect of such Indebtedness or Indebtedness referred to in (b) or (d) below) and such Lien secures an aggregate principal amount of First Priority Lien Obligations (other than Hedging Obligations) not to exceed the greater of (x) the aggregate amount of Indebtedness permitted to be Incurred pursuant to clause (i) of paragraph (b) of Section 4.03 and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Senior Secured Indebtedness Leverage Ratio of the Issuer and Holdings I on a combined basis to exceed 4.50 to 1.00, (b) secures the Senior Securities or guarantees of the Senior Securities or ranks equal to all Liens securing the Senior Securities or Refinancing Indebtedness in respect of Senior Securities or guarantees of Senior Securities or Refinancing Indebtedness in respect of guarantees of Senior Securities, (c) ranks equal to all other Liens securing the Securities, any Additional Securities and Refinancing Indebtedness in respect of such Indebtedness, if the Lien secures Senior Indebtedness not referred to in clause (a) above, or (d) ranks junior to the Liens securing the Securities, the Subordinated Guarantees, any Additional Securities and Refinancing Indebtedness in respect of such Indebtedness, if the Lien secures Subordinated Indebtedness of the Issuer or the relevant Subordinated Guarantor that ranks subordinated in right of payment to its Subordinated Guarantee; and (z) Liens on the Collateral to secure the Securities, Subordinated Guarantees and any Additional Securities or guarantees thereof, provided that all assets and properties that secure the Additional Securities secure the Securities. Permitted Collateral Liens shall include any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding sentence; provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets.
          “Permitted Holders” means, at any time, each of (i) Rank, (ii) the Management Group and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Issuer or Holdings I or any of their Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
          “Permitted Investments” means:
     (1) any Investment in the Issuer, Holdings I or any Restricted Subsidiary;
     (2) any Investment in Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Issuer, Holdings I or any Restricted Subsidiary in a Person, including in the Equity Interests of such Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or Substantially All of its assets to, or is liquidated into, the Issuer, Holdings I or a Restricted Subsidiary;
     (4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
     (5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment only may be increased as required by the terms of such Investment as in existence on the Issue Date;
     (6) advances to officers, directors or employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of €5.0 million and 0.25% of Total Assets at any one time outstanding;
     (7) any Investment acquired by the Issuer, Holdings I or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer, Holdings I or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer, Holdings I or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or (d) in settlement of debts created in the ordinary course of business;
     (8) Hedging Obligations permitted under Section 4.03(b)(x);
     (9) any Investment by the Issuer, Holdings I or any Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of €75.0 million and 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;
     (10) additional Investments by the Issuer, Holdings I or any Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer, Holdings I and the Restricted Subsidiaries consist of cash and Cash Equivalents), not to exceed €75.0 million at the time of such

Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;
     (11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I;
     (12) Investments the payment for which consists of Equity Interests or Subordinated Shareholder Funding of the Issuer or Holdings I (other than Disqualified Stock) or any direct or indirect parent of the Issuer or Holdings I, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clauses (2) and (3) of the definition of “Cumulative Credit”;
     (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(c) (except transactions described in clauses (ii), (vi), (vii) and (xi)(2) of such Section 4.07(c));
     (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (15) guarantees issued in accordance with Sections 4.03 and 4.11;
     (16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
     (17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;
     (18) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

     (19) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;
     (20) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer, Holdings I or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (21) guarantees by the Issuer, Holdings I or any Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer, Holdings I or any Restricted Subsidiary in the ordinary course of business consistent with past practice;
     (22) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) that are otherwise a Permitted Lien or made in connection with a Permitted Lien; and
     (23) any Indebtedness permitted under clause (xxv) of Section 4.03(b).
     “Permitted Junior Securities” means:
     (1) Equity Interests in the Issuer, any Subordinated Guarantor or any direct or indirect parent of the Issuer; or
     (2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Securities and the related Subordinated Guarantees are subordinated to Senior Indebtedness.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings or the non-payment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Issuer, Holdings I and the Restricted Subsidiaries taken as a whole;
     (4) Liens (i) required by any regulatory or government authority or (ii) in favor of issuers of performance and surety bonds or bid bonds or letters of credit or completion guarantees issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and which do not in the aggregate materially impair the operation of the business of such Person;
     (6) (A) Liens securing Senior Indebtedness and Liens on assets of a Restricted Subsidiary that is not the Issuer or a Subordinated Guarantor securing Indebtedness of such Person, in each case, permitted to be Incurred pursuant to Section 4.03 and (B) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv);
     (7) Liens existing on the Issue Date excluding Liens securing the Credit Agreement, the Securities or the Senior Securities;
     (8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer, Holdings I or any Restricted Subsidiary;
     (9) Liens on assets or property at the time the Issuer, Holdings I or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer, Holdings I or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer, Holdings I or any Restricted Subsidiary;
     (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer, Holdings I or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;
     (11) Liens securing Hedging Obligations not Incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

     (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (13) leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of the Issuer, Holdings I or any Restricted Subsidiaries;
     (14) Liens on assets or property of the Issuer, Holdings I or any Restricted Subsidiary securing the Securities or any Subordinated Guarantees;
     (15) Liens in favor of the Issuer, Holdings I or any Subordinated Guarantor;
     (16) Liens (i) on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing and (ii) on inventory that is equipment used in the product filling process Incurred in connection with a Financing Disposition;
     (17) deposits made in the ordinary course of business to secure liability to insurance carriers;
     (18) Liens on the Equity Interests of Unrestricted Subsidiaries and on the Equity Interests of joint ventures securing obligations of such joint ventures;
     (19) grants of software and other technology licenses in the ordinary course of business;
     (20) Liens (other than Permitted Collateral Liens) to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (15) and (20); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (15) and (20) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(A), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(A) for purposes of the definition of Secured Bank Indebtedness;
     (21) Liens on equipment of the Issuer, Holdings I or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s, Holdings I’s or such Restricted Subsidiary’s client at which such equipment is located;

     (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (24) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;
     (25) any interest or title of a lessor under any Capitalized Lease Obligation;
     (26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
     (27) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
     (28) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed €15.0 million at any one time outstanding;
     (29) Liens arising from Uniform Commercial Code filings regarding operating leases entered into by the Issuer, Holdings I and the Restricted Subsidiaries in the ordinary course of business;
     (30) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; and
     (31) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets prior to completion.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Pre-Announcement” means the pre-announcement of the Offer pursuant to Article 7 et seq. TOO (Voranmeldung) as published by electronic media on 19 December, 2006 and in the print media on 21 December, 2006.
          “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding-up.
          “Proceeds Loans” means the Senior Notes Proceeds Loan and the Senior Subordinated Notes Proceeds Loan and any other loan by the Issuer to Holdings I of the proceeds of any Indebtedness permitted to be incurred by the Issuer under this Indenture.

          “Proceeds Loans Security Assignment” means the third-priority assignment by way of security, dated the Issue Date, granted by the Issuer in favor of the Security Agent over the rights under the Proceeds Loans.
          “Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the Securities (or any Additional Securities) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
          “Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer, Holdings I or any of their respective Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.
          “Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
     (1) the Board of Directors of the Issuer or Holdings I shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer or Holdings I or, as the case may be, the Subsidiary in question;
     (2) all sales of accounts receivable and related assets are made at Fair Market Value; and
     (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.
          The grant of a security interest in any accounts receivable of the Issuer, Holdings I or any of their respective Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Indebtedness under the Credit Agreement, Indebtedness in respect of the Securities or any Refinancing Indebtedness with respect to the Securities shall not be deemed a Qualified Receivables Financing.

          “Rank” means (i) Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members), and any of his or their Affiliates (each a “Rank Party”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Rank Party; provided that in the case of (ii) (x) any Rank Party owns a majority of the voting power of the Voting Stock of the Issuer and Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable, (y) no other Person has beneficial ownership of any of the Voting Stock included in determining whether the threshold set forth in clause (x) has been satisfied and (z) any Rank Party controls a majority of the Board of Directors of each of the Issuer and Holdings I or any direct or indirect parent of the Issuer or Holdings I, as applicable.
          “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
          “Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer, Holdings I or any of their respective Subsidiaries pursuant to which the Issuer, Holdings I or any of their respective Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer, Holdings I or any of their respective Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer, Holdings I or any such Subsidiary in connection with such accounts receivable.
          “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
          “Receivables Subsidiary” means a Wholly Owned Subsidiary of the Issuer or Holdings I (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer or Holdings I in which the Issuer or Holdings I or any Subsidiary of the

Issuer or Holdings I makes an Investment and to which the Issuer, Holdings I or any Restricted Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Issuer, Holdings I and their respective Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:
          (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer, Holdings I or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Issuer, Holdings I or any Subsidiary of the Issuer or Holdings I in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer, Holdings I or any other Subsidiary of the Issuer or Holdings I, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
          (b) with which neither the Issuer, Holdings I nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer or Holdings I reasonably believes to be no less favorable to the Issuer, Holdings I or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and
          (c) to which neither the Issuer, Holdings I nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
          Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
          “Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.
          “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer or Holdings I or not available for general corporate purposes, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this

Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of each of the Issuer and Holdings I.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer, Holdings I or a Restricted Subsidiary whereby the Issuer, Holdings I or a Restricted Subsidiary transfers such property to a Person and the Issuer, Holdings I or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer, Holdings I and a Restricted Subsidiary or between Restricted Subsidiaries.
          “S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
          “SEC” means the Securities and Exchange Commission.
          “Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6)(A) of the definition of Permitted Lien.
          “Secured Indebtedness” means any Indebtedness secured by a Lien.
          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Agent” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
          “Security Documents” means the Holdings I Share Pledges, the Proceeds Loans Security Assignment and any other security documents the Issuer, Holdings I , or the Subordinated Guarantors may enter into to grant Liens pursuant to Section 4.10.
          “Security Interest” means the security interest in the Collateral that is created by the Security Documents.
          “Senior Agent” means Credit Suisse as agent under the Credit Agreement and any successor thereto appointed pursuant to the terms of the Credit Agreement.
          “Senior Indebtedness” means, with respect to any Person, (a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and (b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a), unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations in respect thereof are subordinate or pari passu in right of payment to the Securities or not superior in right of payment to the Subordinated Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to the Issuer, Holdings I or any Subsidiary of the Issuer or Holdings I;
          (2) any liability for national, state, local or other taxes owed or owing by such Person;
          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof (other than by way of letter of credit, bank guarantee, performance or other bond, or other similar obligation) or instruments evidencing such liabilities);
          (4) any Capital Stock;
          (5) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
          (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
          “Senior Notes Proceeds Loan” means the proceed loans dated the date hereof between the Issuer, as lender, and Holdings I, as borrower, in the amount of the proceeds received by the Issuer from the issuance of the Securities.
          “Senior Secured Indebtedness” means any Senior Indebtedness secured by a Lien on a first-priority basis and any Senior Indebtedness secured by a Permitted Lien (other than a Lien on a third-priority basis permitted under clause (14) of the definition of “Permitted Liens”).
          “Senior Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Senior Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date (determined on a consolidated basis in accordance with GAAP) less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Senior Secured Indebtedness is Incurred. In the event that such Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Senior Secured Indebtedness subsequent to the commencement of the period for which the Senior Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Indebtedness Leverage Ratio is made (the “Senior Secured Leverage Calculation Date”), then the Senior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Senior Secured Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Senior Secured Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Senior Secured Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer, Holdings I or any of the Restricted Subsidiaries has determined to make and/or have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Senior Secured Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer, Holdings I or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Transactions).
          “Senior Securities” means the 8% senior notes of the Issuer due 2016 including any additional Senior Securities issued under the indenture governing the Senior Securities.
          “Senior Subordinated Indebtedness” means: (1) with respect to the Issuer, the Securities and any other Indebtedness of the Issuer that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer which is not Senior Indebtedness of such Person; (2) with respect to each Subordinated Guarantor (other than Holdings I), its guarantee of the Senior Securities and any other Indebtedness of the Issuer that specifically provides that such Indebtedness is to rank pari passu with the guarantee of the Senior Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subordinated Guarantor which is not Senior Indebtedness of such Person; and (3) with respect to Holdings I, the Senior Notes Proceeds Loan, its guarantee of the Senior Securities and any other Indebtedness of Holdings I that specifically provides that such Indebtedness is to rank pari passu with the Senior Notes Proceeds Loan and its guarantee of the Senior Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of Holdings I.

          “Senior Subordinated Notes Proceeds Loan” means the proceeds loan dated the date hereof between the Issuer, as lender, and Holdings I, as borrower, in the amount of the proceeds received by the Issuer from the issuance of the Senior Subordinated Securities.
          “Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:
     (1) the Issuer’s, Holdings I’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of the total assets of the Issuer, Holdings I and the Restricted Subsidiaries on a combined consolidated basis as of the end of the most recently completed fiscal year;
     (2) the Issuer’s, Holdings I’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of the total assets of the Issuer, Holdings I and the Restricted Subsidiaries on a combined consolidated basis as of the end of the most recently completed fiscal year; or
     (3) the Issuer’s, Holdings I’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Issuer, Holdings I and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.
          “Similar Business” means (a) any businesses, services or activities engaged in by the Issuer, Holdings I or any of their respective Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer, Holdings I or any of their respective Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
          “Squeeze-Out” means the acquisition pursuant to Article 33 of the Swiss Federal Stock Exchanges and Securities Trading Act (RS954.1) by Luxco of the remaining Target Shares after at least 98% of the Target’s Voting Stock has been acquired by Luxco at the end of the Offer.
          “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer, Holdings I or any Subsidiary of the Issuer or Holdings I which the Issuer or Holdings I has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
          “Standstill Period” means, with respect to each Subordinated Guarantee, the period commencing on the Notice Date and ending on the first to occur of (y) the date falling 179 days after the Notice Date; and (z) the expiry of any other Standstill Period outstanding at the date the Standstill Period commenced.

          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subordinated Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.
          “Subordinated Guarantors” means the Initial Subordinated Guarantors and any Person that subsequently becomes a Subordinated Guarantor in accordance with the terms of this Indenture; provided that upon the release or discharge of such Person from its Subordinated Guarantee in accordance with this Indenture, such Person ceases to be a Subordinated Guarantor.
          “Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities and (b) with respect to any Subordinated Guarantor(other than Holdings I), its Subordinated Guarantee and any other Indebtedness that either ranks pari passu, or is subordinated in right of payment, thereto and (c) with respect to Holdings I, the Senior Subordinated Notes Proceeds Loan, its Subordinated Guarantee and any other Indebtedness that either ranks pari passu or is subordinated in right of payment, thereto.
          “Subordinated Shareholder Funding” means, collectively, any funds provided to the Issuer or Holdings I by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
     (1) does not (including upon the happening of any event) mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Securities (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Issuer or Holdings I or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Securities is restricted by the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement;
     (2) does not (including upon the happening of any event) require, prior to the first anniversary of the Stated Maturity of the Securities, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the Securities is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;

     (3) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment (in each case, prior to the first anniversary of the Stated Maturity of the Securities) or the payment of any amount as a result of any such action or provision, or the exercise of any rights or enforcement action (in each case, prior to the first anniversary of the Stated Maturity of the Securities) is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;
     (4) does not provide for or require any security interest or encumbrance over any asset of the Issuer, Holdings I or any of their respective Subsidiaries;
     (5) pursuant to its terms or to the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement, is fully subordinated and junior in right of payment to the Securities pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding or are no less favorable in any material respect to Holders than those contained in the Intercreditor Agreement as in effect on the Issue Date with respect to the “Senior Creditors” (as defined therein) in relation to “Parentco Debt” (as defined therein), provided, that any event or circumstance that results in such subordinated obligation ceasing to qualify as Subordinated Shareholder Funding, including it ceasing to be held by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, shall constitute an Incurrence of such Indebtedness by the Issuer, Holdings I or such Restricted Subsidiary.
          “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Substantially All” when used in relation to assets, means assets of the relevant entity or entities having a market value of at least 75% of the market value of all of the assets of such entity or entities at the date of the relevant transactions.
          “Target” means SIG Holding AG, a company limited by shares incorporated in Switzerland registered in the Commercial Register of the Canton of Schaffhausen with the register number CH-290.3.004.149-2.

          “Target Bonds” means the Target’s 150 million Swiss Franc denominated 2.125% bonds due 2011, 100 million Swiss Franc denominated 4.375% bonds due 2008 and 150 million Swiss Franc denominated 4.625% bonds due 2007.
          “Target Shares” means all of the registered shares of Target.
          “Tax Distributions” means any distributions described in Section 4.04(b)(12).
          “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
          “TOO” means the Ordinance of the Swiss Takeover Board on Public Takeover Offers (SR 954.195.1).
          “Total Assets” means the total combined consolidated assets of the Issuer, Holdings I and the Restricted Subsidiaries, as shown on the most recent combined balance sheet of the Issuer and Holdings I.
          “Transactions” means the Acquisition and the transactions related thereto (including the transactions contemplated in that certain Memorandum on Structure, dated as of May 11, 2007, prepared by Deloitte & Touche), including borrowings under the Credit Agreement, the issuance of the Securities and the Senior Securities, the contribution (through holding companies of Holdings) by Rank and certain other investors arranged by Rank of common equity, preferred equity and/or Subordinated Shareholder Funding to the Issuer and Holdings I.
          “Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee (1) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and (2) who shall have direct responsibility for the administration of this Indenture.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Issuer or Holdings I that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors of Holdings may designate any Subsidiary of the Issuer or Holdings I (including any newly acquired or newly formed Subsidiary of the Issuer or Holdings I) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or Holdings I or any other Subsidiary of the Issuer or Holdings I that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer, Holdings I or any of the Restricted Subsidiaries; provided further, however, that either:
     (a) the Subsidiary to be so designated has total consolidated assets of €1,000 or less; or
     (b) if such Subsidiary has consolidated assets greater than €1,000, then such designation would be permitted under Section 4.04.
          The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
     (x) (1) the Issuer or Holdings I could Incur €1.00 of additional Indebtedness pursuant to Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Issuer, Holdings I and its Restricted Subsidiaries would be greater than such ratio for the Issuer, Holdings I and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and
     (y) no Event of Default shall have occurred and be continuing.
          Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
          “Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
          “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
          SECTION 1.02. Other Definitions.

Defined
Term	in Section
“Additional Intercreditor Agreement”	4.20(a)
“Affiliate Transaction”	4.07
“Asset Sale Offer”	4.06(b)
“Asset Sale Offer Period”	4.06(e)
“Authentication Order”	2.03
“Authorized Agent”	13.09
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(c)
“Change of Control Payment”	4.08(c)
“Change of Control Payment Date”	4.08(c)
“Common Depositary”	Appendix A
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.19(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Directive”	2.04(a)
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Securities Legend”	Appendix A
“Global Securities”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Initial Lien”	4.12(a)
“Initial Purchaser”	Appendix A
“legal defeasance option”	8.01
“Notice Date”	11.03(a)
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“Paying Agent in Dublin”	2.04(a)
“Payment Blockage Notice”	11.04(b)
“Payor”	4.15(a)
“Permitted Debt”	4.03(b)
“Principal Paying Agent”	2.04(a)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registrar”	2.04(a)
“Regulation S”	Appendix A

Defined
Term	in Section
“Regulation S Securities”	Appendix A
“Regulation S-X”	4.02(a)
“Relevant Taxing Jurisdiction”	4.15(a)
“Restricted Payments”	4.04(a)
“Retired Capital Stock”	4.04(b)
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A
“Second Commitment”	4.06(b)
“Securities”	Preamble
“Successor Company”	5.01(a)
“Successor Subordinated Guarantor”	5.01(b)
“Suspended Covenants”	4.19(a)
“Transfer”	5.01(b)
“Transfer Agent”	2.04(a)
“Transfer Restricted Securities”	Appendix A
          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means including without limitation;
     (e) words in the singular include the plural and words in the plural include the singular;
     (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
     (i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

     (j) in the case of any inconsistency between this Indenture and the Intercreditor Agreement or any Additional Intercreditor Agreement, the Intercreditor Agreement or Additional Intercreditor Agreement shall prevail and this Indenture is in all respects subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement.
ARTICLE II
The Securities
          SECTION 2.01. Amount of Securities. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is €420,000,000. All Original Securities shall be substantially identical except as to denomination.
          The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 4.06(g), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer or Holdings I and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:
     (1) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;
     (2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and
     (3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.
          If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Issuer or Holdings I, a copy of an appropriate record of such action shall be certified by an Officer or authorized person of the Issuer or Holdings I and delivered to the Trustee at or prior to the delivery of the Officers’

Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.
          The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.
          SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subordinated Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof. The Global Securities shall be in registered form without interest coupons and the Definitive Securities shall be in registered form without interest coupons. Each Global Security shall represent such of the outstanding Securities as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.03 hereof.
          SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and deliver to a common depositary for further delivery upon a written order of the Issuer signed by one Officer or authorized signatory (an “Authentication Order”) (a) Original Securities for original issue on the date hereof in an aggregate principal amount of €420,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least €50,000 and integral multiples of €1,000 in excess thereof.
          One Officer or authorized signatory shall sign the Securities for the Issuer by manual or facsimile signature.

          If an Officer or authorized signatory whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain (i) one or more paying agents (each, a “Paying Agent”) for the Securities in each of (A) London, (B) for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its guidelines so require, Dublin, Ireland, and (C) to the extent practicable and permitted by law, in a European Union member state that shall not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”), in each case where Securities may be presented for payment (ii) one or more registrars (each, a “Registrar”) and (iii) a transfer agent (each, a “Transfer Agent”) in each of (A) London and (B) for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its guidelines so require, Dublin, Ireland, in each case where the Securities may be presented for registration of transfer or for exchange. The Issuer may have one or more additional co-registrars and one or more additional paying agents. The term “Registrar” includes the Registrar and any additional co-registrars. The term “Paying Agent” includes the Principal Paying Agent, the Paying Agent in Dublin and any additional paying agents. The initial Paying Agents shall be The Bank of New York in London (the “Principal Paying Agent”) and BNY Fund Services (Ireland) Limited in Dublin, Ireland (the “Paying Agent in Dublin”). The initial Registrar shall be The Bank of New York. The initial Transfer Agents shall be The Bank of New York, in London, and BNY Fund Services (Ireland) Limited, in Dublin. Each hereby accepts such appointments. The Registrar shall maintain a register outside the U.K. reflecting ownership of Securities outstanding from time to time and the Transfer Agents in each of London and Dublin shall facilitate transfers of Definitive Securities on behalf of the Issuer. Each Transfer Agent shall perform the functions of a transfer agent.
          (b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer, Holdings I or any of its Subsidiaries may act as Paying Agent or Registrar.
          (c) The Issuer may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to Holders; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent as the case may be, and delivered to the Trustee; provided, further, that to the extent practicable and permitted by law, in no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Securities unless the Paying Agent would be so obliged if it were located in all other member states. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee in accordance with Section 7.08. However, for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the guidelines of the Irish Stock Exchange so require, the Issuer shall deliver notice of the change in a Registrar, Paying Agent or Transfer Agent to the Companies Announcement Office in Dublin, Ireland.
          SECTION 2.05. Paying Agent to Hold Money. At least one Business Day prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer, Holdings I or any of its Subsidiaries is acting as Paying Agent, segregate and hold for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent to agree in writing (and the Initial Paying Agents hereby agree) that a Paying Agent shall hold for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer, Holdings I or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before December 1 of each year following the Issue Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.
          Prior to the registration of transfer of any Security, the Issuer, the Subordinated Guarantors, the Trustee, the Paying Agents, the Transfer Agents and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Subordinated Guarantor, the Trustee, the Paying Agents, the Transfer Agents or the Registrar shall be affected by notice to the contrary.
          Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
          SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall provide an indemnity or security sufficient in the judgment of the Trustee or the Issuer to protect the Issuer, the Trustee, the Paying Agents, the Transfer Agents and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer, the Registrar and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
          Every replacement Security is an additional obligation of the Issuer.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
          SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by the Registrar or any Agent in accordance with this Indenture, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.05, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
          If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.
          If a Paying Agent holds, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture or the Intercreditor Agreement (or if applicable, any Additional Intercreditor Agreement), then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee or an agent thereof shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee or an agent thereof shall authenticate Definitive Securities and the Registrar and the Agents shall make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.
          SECTION 2.11. Cancellation. The Issuer at any time may deliver Securities to the Registrar for cancellation. Each Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Registrar for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
          SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.13. Common Codes, ISINs, etc. The Issuer in issuing the Securities may use ISINs and Common Codes and, if so, the Trustee shall use ISINs and Common Codes in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee and each Agent of any change in the ISINs and Common Codes.
          SECTION 2.14. Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.05 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.
          SECTION 2.15. Currency. Euro is the sole currency of account and payment for all sums payable by the Issuer or any Subordinated Guarantor under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subordinated Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Subordinated Guarantor shall only constitute a discharge to the Issuer or any Subordinated Guarantor to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
          If that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Security, the Issuer and any Subordinated Guarantor shall indemnify such recipient against any loss sustained by it as a result. In any event, the Issuer and any Subordinated Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it shall be prima facie evidence of the matter stated therein for the Holder of a Security or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and any Subordinated Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Security or the Trustee (other than a waiver of the indemnities set out herein) and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or to the Trustee.
          Except as otherwise specifically set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is Incurred or made, as the case may be.
ARTICLE III
Redemption
          SECTION 3.01. Redemption. The Securities may be redeemed, in whole or in part, from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 5 or 6 of the form of Original Security set forth in Exhibit A, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.
          SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by the Securities or any provision of this Indenture, shall be made in accordance with such provision and this Article.
          SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 or the optional tax redemption provisions of Paragraph 6 of the form of Original Security it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date and the record date, (iii) the Securities and the principal amount thereof to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption complies with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being delivered to any Holder and shall thereby be void and of no effect.
          In the case of a redemption provided for by Paragraph 6 of the form of Original Security prior to the publication or mailing of any notice of redemption of any series of Securities pursuant to the foregoing, the Issuer shall deliver to the Trustee (with a copy to the relevant Paying Agent) (a) an Officers’ Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing and satisfactory to the Trustee to the effect that the circumstances referred to in Paragraph 6 of the form of Original Security exist. The Trustee shall accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above without further inquiry, in which event it shall be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
          SECTION 3.04. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed or are required to be repurchased at any time, the Trustee shall select Securities for redemption or repurchase in compliance with the requirements of the Irish Stock Exchange or any other principal national securities exchange, if any, on which the Securities are then admitted to trading, and in compliance with the requirements of Euroclear or Clearstream, as applicable, or, if the Securities are not so admitted to trading or such exchange prescribes no method of selection and the Securities are not held through Euroclear or Clearstream, as applicable, or Euroclear or Clearstream, as applicable, prescribes no method of selection, on a pro rata basis by lot or by such other method as the Trustee in its sole discretion deems fair and appropriate, to the extent practicable; provided, however, that no Security of €50,000 in aggregate principal amount or less shall be redeemed in part and no redemption in part shall be made other than in an integral multiple of €1,000. The Trustee shall not be liable for selections made by it in accordance with this Section 3.04.
          Except as required under Section 3.09, for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the guidelines of the Irish Stock Exchange so require, the Issuer shall deliver notice of redemption to the Companies Announcement Office in Dublin and, with respect to Definitive Registered Securities only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (or otherwise deliver such notice in accordance with applicable Euroclear and Clearstream procedures), in each case not less than 30 nor more than 60 days prior to the redemption date.
          SECTION 3.05. Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 or Paragraph 6 of the form of Original Security, the Issuer shall deliver or cause to be delivered by electronic transmission or mailed by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (or otherwise deliver such notice in accordance with applicable Euroclear and Clearstream procedures), a notice of redemption to each Holder whose Securities are to be redeemed; provided, however, that for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the guidelines of the Irish Stock Exchange so require, the Issuer shall deliver notice of redemption to the Companies Announcement Office in Dublin and, with respect to Definitive Securities only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.
          Any such notice shall identify the Securities to be redeemed and shall state:
     (i) the redemption date and record date;

     (ii) the redemption price and the amount of accrued interest to the redemption date as calculated by the Issuer or an agent or adviser thereof;
     (iii) the name and address of the Paying Agent;
     (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;
     (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
     (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;
     (viii) the ISIN and/or the Common Code, if any, printed on the Securities being redeemed; and
     (ix) that no representation is made as to the correctness or accuracy of the ISIN and/or the Common Code, if any, listed in such notice or printed on the Securities.
          (b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least one Business Day prior to the date such notice is to be provided to Holders and such notice may not be canceled.
          SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the penultimate sentence of the third paragraph in paragraph 5 of the Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.07. Deposit of Redemption Price. With respect to any Securities, no later than 10:00 a.m., London time, one Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer, Holdings or any of its Subsidiaries is the Paying

Agent, shall segregate and hold ) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Registrar for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with this section, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.
          SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part:
          (a) in the case of a Definitive Security, upon cancellation of the Security surrendered, the Issuer shall execute and the Trustee or an authentication agent shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered in the name of such Holder; and
          (b) in the case of a Global Security, the Registrar shall make an appropriate notation on such Security to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.
ARTICLE IV
Covenants
          SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on the Business Day prior to such date the Trustee or the Paying Agent holds as of 10:00 a.m. London time money in immediately available funds sufficient to pay such principal or interest due for payment on the following Business Day and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
          The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.
          SECTION 4.02. Reports and Other Information. (a) For so long as any Securities are outstanding, the Issuer will provide to the Trustee the following reports:
     (i) within 120 days after the end of each of the Issuer’s fiscal years, beginning with the fiscal year ending December 31, 2007, annual reports containing the following information in a level of detail that is comparable in all material respects to the Offering Circular: (1) audited combined consolidated balance sheets of the Issuer and Holdings I as of the end of the two most recent fiscal years and audited combined consolidated income statements and statements of cash flow of the Issuer and Holdings I for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on such combined financial statements; (2) pro forma income statement and balance sheet information of the Issuer combined with Holdings I (which need not comply with Article 11 of Regulation S-X under the Exchange Act, “Regulation S-X”), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year unless pro forma information has been provided in a previous report pursuant to clause (ii) or (iii) of this Section 4.02(a); (3) an operating and financial review of the audited combined financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Issuer and Holdings I, and a discussion of material commitments and contingencies and critical accounting policies; (4) a description of the business, management, aggregate management compensation and shareholders of the Issuer and Holdings I, all material related party transactions and a description of all material contractual arrangements, including material debt instruments (in each case to the extent such information would be required to be disclosed if the Issuer and Holdings I were reporting companies under the Exchange Act); (5) a description of material risk factors and material recent developments; (6) earnings before interest, taxes, depreciation and amortization; (7) capital expenditures; (8) depreciation and amortization; (9) income (loss) from operations; and (10) information for the guarantor, and the non-guarantor, Subsidiaries substantially consistent with the disclosure on this topic contained in the Offering Circular; provided that any item of disclosure that complies in all material respects with the requirements that would be applicable under Form 20-F under the Exchange Act with respect to such item will be deemed to satisfy the Issuer’s or Holdings I’s obligations under this clause (i) with respect to such item;
     (ii) within 60 days following the end of the first three fiscal quarters in each fiscal year of the Issuer (commencing with the fiscal quarter ending June 30, 2007) all quarterly financial statements of the Issuer combined with Holdings I containing the following information: (1) an unaudited condensed combined consolidated balance sheet as of the end of such quarter and unaudited condensed combined statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year periods, together with condensed footnote disclosure; (2) pro forma combined income statement and balance sheet information of the Issuer and Holdings I (which need not comply with Article 11 of Regulation S-X), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year unless pro forma information has been provided in a previous report pursuant to clause (ii) or (iii) of this Section 4.02(a); (3) an operating and financial review of the unaudited combined financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Issuer and Holdings I, and a discussion of material commitments and contingencies and critical accounting policies; and (4) material recent developments and any material changes to the risk factors disclosed in the most recent annual report; provided that any item of disclosure that complies in all material respects with the requirements that would be applicable under Form 10-Q under the Exchange Act with respect to such item will be deemed to satisfy the Issuer’s obligations under this clause (ii) with respect to such item; and
     (iii) promptly after the occurrence of any material acquisition, disposition or restructuring of the Issuer, Holdings I and the Restricted Subsidiaries, taken as a whole, or any senior executive officer changes at the Issuer or Holdings I or change in auditors of the Issuer or Holdings I or any other material event that the Issuer or Holdings I or any Restricted Subsidiaries announces publicly, a report containing a description of such event.
          (b) All financial statements shall be for the Issuer combined with Holdings I. All financial statements and pro forma financial information shall be prepared in accordance with GAAP on a consistent basis for the periods presented and shall comply with the applicable requirements of any exchange on which the Securities are listed; provided, however, that the reports set forth in Section 4.02(a)(i), (ii) and (iii) above may, in the event of a change in applicable GAAP, present earlier periods on a basis that applied to such periods, subject to the provisions of this Indenture. Except as provided for above, no report need include separate financial statements for the Issuer, Holdings I or Subsidiaries of the Issuer or Holdings I or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Circular.
          (c) Contemporaneously with the furnishing of each such report discussed above, the Issuer will also (a) post such report on a public website maintained by or on behalf of the Issuer, and (b) notify the Holders and a representative or employee of, or other Person affiliated with, one or more financial newswire services such as Bloomberg or a similar agency, in writing of the posting of such report on such website (which notification may be in electronic form).
          (d) In the event that the Issuer or Holdings I becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, the Issuer or Holdings I, as applicable, will, for so long as it continues to file the reports required by Section 13(a) with the SEC, make available to the Trustee the annual reports, information, documents and other reports that it is required to file with the SEC pursuant to such Section 13(a) or 15(d) and any correspondence or circular sent by the Issuer or Holdings I to any shareholder or creditor thereof. By complying with the foregoing requirements of this paragraph, the Issuer and Holdings I will be deemed to have complied with the provisions contained in Sections 4.02(a) to (c) for the relevant period provided that the annual reports, information, documents and other reports filed with the SEC relate to both the Issuer and Holdings I on a combined basis.
          (e) So long as any of the Securities remain outstanding and during any period during which the Issuer or Holdings I is not subject to section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g 3-2(b) of the Exchange Act, Issuer will make available to the Holders of the Securities and to prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.
          (f) The Issuer will also make all of the foregoing information available during normal business hours at the offices of the Paying Agent in Dublin if and so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the guidelines of the Irish Stock Exchange so require.
          SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) Each of the Issuer and Holdings I will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) each of the Issuer and Holdings I will not permit any Restricted Subsidiary (other than a Subordinated Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and Holdings I may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer and Holdings I on a combined basis for the most recently ended four full fiscal quarters for which combined internal financial statements of the Issuer and Holdings I are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, that with effect from February 5, 2008, the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not the Issuer or Subordinated Guarantors shall not exceed €10.0 million at any one time outstanding.
          (b) The limitations set forth in Section 4.03(a) will not apply to (collectively, “Permitted Debt”):
     (i) the Incurrence by the Issuer, Holdings I or any Restricted Subsidiary of Indebtedness under (1) the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount not to exceed (A) €740.0 million of term loan facilities plus, (B) an aggregate amount not to exceed €85.0 million of revolving credit facilities and ancillary facilities that relate to revolving credit facilities plus (C) after the Issue Date, an additional aggregate amount not to exceed €100.0 million and (2) Local Facility Agreements in an aggregate principal amount not to exceed €40.0 million;
     (ii) the Incurrence by the Issuer and the Subordinated Guarantors of Indebtedness represented by (1) the Securities (not including any Additional

Securities) and the Subordinated Guarantees (2) the Senior Securities (not including any “Additional Securities” as defined in the indenture governing the Senior Securities) in an aggregate principal amount not to exceed €480,000,000 and the “Senior Note Guarantees” thereof (as defined in the indenture governing the Senior Securities and (3) the Proceeds Loans);
     (iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));
     (iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer, Holdings I or any Restricted Subsidiaries, Disqualified Stock issued by the Issuer, Holdings I or any Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that the aggregate amount of all Indebtedness Incurred pursuant to this clause (iv) shall not exceed the greater of €50.0 million and 2.0% of Total Assets;
     (v) Indebtedness Incurred by the Issuer, Holdings I or any Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
     (vi) Indebtedness arising from agreements of the Issuer, Holdings I or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer or Holdings I in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
     (vii) Indebtedness of the Issuer or Holdings I to a Restricted Subsidiary; provided, that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer, Holdings I and the Restricted Subsidiaries, any such Indebtedness owed to a Restricted Subsidiary that is not the Issuer or a Subordinated Guarantor shall, within 90 days of the Issue Date to the extent legally permitted, be subordinated in right of payment to the obligations of the Issuer under the Securities or the obligations of Holdings I under its Subordinated Guarantee, as applicable; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer, Holdings I or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien or a Permitted Collateral Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
     (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer, Holdings I or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer, Holdings I or a Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
     (ix) Indebtedness of a Restricted Subsidiary to the Issuer, Holdings I or a Restricted Subsidiary; provided, that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer, Holdings I and the Restricted Subsidiaries, if a Subordinated Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Subordinated Guarantor, such Indebtedness shall, within 90 days of the Issue Date, to the extent legally permitted, be subordinated in right of payment to the Subordinated Guarantee of such Subordinated Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer, Holdings I or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien or a Permitted Collateral Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
     (x) Hedging Obligations that are Incurred not for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;
     (xi) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer, Holdings I or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
     (xii) (i) any guarantee by the Issuer, Holdings I or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer, Holdings I or any Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer, Holdings I or such Restricted Subsidiary was not in violation of the terms of this Indenture or (ii) without limiting Section 4.12, Indebtedness of the Issuer, Holdings I

or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Issuer, Holdings I or any Restricted Subsidiary so long as the Indebtedness was not incurred in violation of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Subordinated Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Subordinated Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subordinated Guarantor’s Subordinated Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Subordinated Guarantee of such Restricted Subsidiary, as applicable;
     (xiii) the Incurrence by the Issuer, Holdings I or a Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xiii), (xiv) and (xxii) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premium), defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness will be Refinancing Indebtedness if and to the extent it:
     (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (A) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (B) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date one year following the last maturity date of any Securities then outstanding were instead due on such date one year following the last date of maturity of the Securities (provided that any Refinancing Indebtedness Incurred in reliance on this subclause (1)(B) does not provide for any scheduled principal payments prior to the maturity date of the Securities in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
     (2) has a Stated Maturity that is not earlier than the earlier of (A) the Stated Maturity of the Indebtedness being refunded or refinanced or (B) 91 days following the maturity date of the Securities;
     (3) refinances (A) Indebtedness junior to the Securities or the Subordinated Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Securities or the Subordinated

Guarantee of such Restricted Subsidiary, as applicable, or (B) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and
     (4) does not include (A) Indebtedness of the Issuer or a Restricted Subsidiary that is not a Subordinated Guarantor that refinances Indebtedness of the Issuer, Holdings I or a Subordinated Guarantor, or (B) Indebtedness of the Issuer, Holdings I or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, provided further, that subclauses (1) and (2) of this clause (xiii) will not apply to any refunding, refinancing or defeasing of any First Priority Lien Obligations.
     (xiv) Indebtedness, Disqualified Stock or Preferred Stock of (1) the Issuer, Holdings I or a Restricted Subsidiary Incurred to finance an acquisition, merger, consolidation or amalgamation or (2) Persons that constitutes Acquired Indebtedness; provided, however, that after giving effect to such acquisition or merger, consolidation or amalgamation, the Issuer or Holdings I would be permitted to Incur at least €1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or the Fixed Charge Coverage Ratio of the Issuer and Holdings I on a combined basis would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;
     (xv) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to the Issuer, Holdings I or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
     (xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (xvii) Indebtedness of the Issuer, Holdings I or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;
     (xviii) Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Issuer, Holdings I or any Restricted Subsidiary Incurred in the ordinary course of business or in connection with the Transactions (including as a result of the cancellation or vesting of outstanding options and other equity-based awards in connection therewith), an acquisition or any other Permitted Investment;
     (xix) Indebtedness of the Issuer, Holdings I or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

     (xx) Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of, the Issuer, Holdings I or any Restricted Subsidiary not in excess; at any one time outstanding, of the greater of €15.0 million and 0.5% of Total Assets at the time of Incurrence;
     (xxi) Indebtedness or Disqualified Stock of the Issuer, Holdings I or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xxi), does not exceed the greater of €100.0 million and 4.25% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xxi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xxi) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, Holdings I, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xxi));
     (xxii) Indebtedness or Disqualified Stock of the Issuer, Holdings I or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not exceeding at any one time outstanding 200.0% of the net cash proceeds received by the Issuer, Holdings I and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests or Subordinated Shareholder Funding of the Issuer, Holdings I or any direct or indirect parent entity of the Issuer or Holdings I (which proceeds are contributed to the Issuer, Holdings I or a Restricted Subsidiary) or cash contributed to the capital of the Issuer or Holdings I (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer, Holdings I or any of their respective Subsidiaries and other than in connection with the Transactions) as determined in accordance with clauses (2) and (3) of the definition of “Cumulative Credit” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
     (xxiii) Indebtedness arising as a result of implementing composite accounting or other cash pooling arrangements involving solely the Issuer, Holdings I and the Restricted Subsidiaries or solely among Restricted Subsidiaries and entered into in the ordinary course of business; and netting, overdraft protection and other arrangements among the Issuer, Holdings I, any Restricted Subsidiary and a bank arising under standard business terms of such bank at which the Issuer, Holdings I or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar arrangement;
     (xxiv) Indebtedness consisting of Indebtedness issued by the Issuer, Holdings I or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or Holdings I or any of their direct or indirect parent companies to the extent described in clause (4) of Section 4.04(b);
     (xxv) Indebtedness of Holdings I or any Restricted Subsidiaries consisting of obligations (including guarantees thereof) to repurchase equipment sold to customers or third party leasing companies pursuant to the terms of sale of such equipment in the ordinary course of business;
     (xxvi) without limiting clause (a) of this paragraph, Indebtedness under Local Facility Agreements in an aggregate principal amount not to exceed €40.0 million; and
     (xxvii) Indebtedness in the form of deferred payment obligations under any arrangement permitted by Section 4.04(b).
     (c) For purposes of determining compliance with this Section 4.03:
     (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses 4.03(b)(i) through (xxvii) above or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause 4.03(b)(i)(1) and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date; and
     (2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.03(a) and (b) above, and in that connection shall be entitled to treat a portion of such Indebtedness as having been Incurred under Section 4.03(a) and thereafter the remainder of such Indebtedness having been Incurred under the Section 4.03(b).
          (d) Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

          (e) For purposes of determining compliance with this Section 4.03, the Euro Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first drawn, in the case of Indebtedness Incurred under a revolving credit facility; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than euro, and such refinancing would cause the applicable euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (b) the Euro Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreements.
          (f) Notwithstanding any other provision of this Section 4.03 the maximum amount of Indebtedness that the Issuer, Holdings I and the Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
          (g) Notwithstanding clauses (a) and (b) of this Section 4.03: (x) the Issuer will not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness of the Issuer, unless such Indebtedness is Senior subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Issuer; and (y) the Subordinated Guarantors will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in right of payment to any Senior Subordinated Indebtedness of such Person, unless such Indebtedness ranks pari passu in right of payment with its Subordinated Guarantee or is expressly subordinated in right of payment to its Subordinated Guarantee. For purposes of the foregoing, (1) unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness or Senior Subordinated Indebtedness will not be treated as subordinated or junior to any other Senior Indebtedness or Senior Subordinated Indebtedness, as the case may be, merely because it has junior priority with respect to the same collateral, (3) Indebtedness of such Person which is not guaranteed will not be treated as subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee and (4) Indebtedness under First Priority Lien Obligations will not be deemed to be subordinated because of the application of waterfall or other payment-ordering provisions affecting different tranches of Indebtedness thereunder.
          SECTION 4.04. Limitation on Restricted Payments. (a) Each of the Issuer and Holdings I will not, and will not permit any Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on account of the Issuer’s, Holdings I’s or any Restricted Subsidiary’s Equity Interests or pay any amounts in respect of Subordinated Shareholder Funding, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer or Holdings I (other than (1) dividends or distributions by the Issuer or Holdings I payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or Holdings I or in Subordinated Shareholder Funding of the Issuer or Holdings I; or (2) dividends or distributions payable to the Issuer, Holdings I or a Restricted Subsidiary or (3) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such dividends or distributions paid to minority shareholders, provided that the Issuer, Holdings I or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities (except to the extent non pro rata payments of such dividends or distributions are required by law or under the terms of any agreement in effect on the Issue Date));
     (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or Holdings I or any direct or indirect parent of the Issuer or Holdings I, in each case held by Persons other than Holdings or a Restricted Subsidiary;
     (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Shareholder Funding or any Subordinated Indebtedness (other than any Subordinated Guarantee or the Senior Subordinated Notes Proceeds Loan) of the Issuer or Holdings I (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (1) such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (2) such Subordinated Indebtedness between the Issuer and Holdings I, the Issuer or Holdings I and the Restricted Subsidiaries or between any of the Restricted Subsidiaries); or
     (iv) make any Restricted Investment,
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer or Holdings I could Incur €1.00 of additional Indebtedness under Section 4.03(a); and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer, Holdings I and the Restricted Subsidiaries after the Issue Date (and not returned or rescinded) (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.
          (b) The provisions of Section 4.04(a) will not prohibit:
(i)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness or Subordinated Shareholder Funding of the Issuer, Holdings I, any direct or indirect parent of the Issuer, Holdings I or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests or Subordinated Shareholder Funding of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I or contributions to the equity capital of the Issuer or Holdings I (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or Holdings I) (collectively, including any such contributions, “Refunding Capital Stock”), and (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or Holdings I) of Refunding Capital Stock;
     (iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer, Holdings I or any Subordinated Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, Holdings I or a Subordinated Guarantor which is Incurred in accordance with Section 4.03 so long as:
     (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, and any defeasance costs, fees and expenses Incurred in connection therewith);
     (B) such Indebtedness is subordinated to the Securities or the related Subordinated Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

     (C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired or (y) 91 days following the maturity date of the Securities; and
     (D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the last maturity date of any Securities then outstanding were instead due on such date one year following the last date of maturity of the Securities; (provided that in the case of this subclause (D)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Securities in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
     (iv) a Restricted Payment to pay for the purchase, repurchase, retirement, defeasance, redemption or other acquisition for value of Equity Interests of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I held by any future, present or former employee, director or consultant of the Issuer or Holdings I or any direct or indirect parent of the Issuer or Holdings I or any Subsidiary of the Issuer or Holdings I pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed €2.5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of €5.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
     (A) the cash proceeds received by the Issuer, Holdings I or any Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I (to the extent contributed to the Issuer or Holdings I) to members of management, directors or consultants of the Issuer, Holdings I and the Restricted Subsidiaries or any direct or indirect parent of the Issuer or Holdings I that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (2) of the definition of “Cumulative Credit”); plus
     (B) the cash proceeds of key man life insurance policies received by the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I (to the extent contributed to the Issuer or Holdings I) or the Restricted Subsidiaries after the Issue Date;
provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year;
     (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer, Holdings I or any Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;
     (vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (B) a Restricted Payment to any direct or indirect parent of the Issuer or Holdings I, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer or Holdings I issued after the Issue Date and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.04(b); provided, however, that, (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer and Holdings I would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 on a combined basis and (y) the aggregate amount of dividends declared and paid pursuant to (A) and (B) of this clause (6) does not exceed the net cash proceeds actually received by the Issuer and Holdings I from any such sale or issuance of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date or contributed by Subordinated Shareholder Funding to the Issuer or Holdings I after the Issue Date;
     (vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of €25.0 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (viii) the payment of dividends on the Issuer’s or Holdings I’s ordinary shares (or a Restricted Payment to any direct or indirect parent of the Issuer or Holdings I to fund the payment by such direct or indirect parent of the Issuer or Holdings I of dividends on such entity’s ordinary shares) of up to 6% per annum of the net proceeds received by the Issuer or Holdings I from any public offering of ordinary shares of the Issuer or Holdings I or any of their direct or indirect parents;
     (ix) Restricted Payments that are made with Excluded Contributions;

     (x) other Restricted Payments in an aggregate amount not to exceed €50.0 million at the time made;
     (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer, Holdings I or a Restricted Subsidiary by, Unrestricted Subsidiaries;
     (xii) Restricted Payments (a) to any direct or indirect parent of the Issuer or Holdings I in amounts required for such parent to pay national, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer, Holdings I and the Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer, Holdings I and/or the Restricted Subsidiaries are members) or (b) to Holdings or any of its Affiliates, other than any direct or indirect subsidiary of Holdings, relating to the transfer or surrender, in each case on arm’s length terms, of any tax losses or other tax assets that can be used by the Issuer, Holdings I or a Restricted Subsidiary;
     (xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:
     (A) in amounts required for any direct or indirect parent of the Issuer or Holdings I, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer or Holdings I, if applicable, and general corporate operating and overhead expenses (including, without limitation, compliance and reporting expenses) of any direct or indirect parent of the Issuer or Holdings I, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer or Holdings I, if applicable, and their respective Subsidiaries; (provided, that for so long as such direct or indirect parent owns no material assets other than Equity Interests in the Issuer or any direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (13)(A) to be so attributable to such ownership or operation);
     (B) in amounts required for any direct or indirect parent of the Issuer or Holdings I, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer, Holdings I or any Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or Holdings I Incurred in accordance with Section 4.03; and
     (C) in amounts required for any direct or indirect parent of the Issuer or Holdings I to pay fees and expenses, other than to Affiliates of the Issuer or Holdings I, related to any unsuccessful equity or debt offering of such parent.

     (xiv) any Restricted Payments used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions (including as a result of the cancellation or vesting of outstanding options and other equity-based awards in connection therewith) as described in the Offering Circular (including payments made pursuant to the Acquisition Documents, whether payable on the Issue Date or thereafter) or owed by the Issuer or Holdings I or any direct or indirect parent of the Issuer or Holdings I, as the case may be, or any Restricted Subsidiary to Affiliates for services rendered or goods sold, in each case to the extent permitted by Section 4.07;
     (xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
     (xvii) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Issuer, Holdings I or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
     (xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness constituting Acquired Indebtedness or any other Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders of the Securities in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value in accordance with the terms of this Indenture; and
     (xix) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with a consolidation, amalgamation, merger or transfer of all or Substantially All of the assets of the Issuer, Holdings I and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Securities tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and
     (xx) Restricted Payments in an amount not to exceed an aggregate of €25.0 million made with the proceeds of the sale of Non-Strategic Land in accordance with Section 4.06.
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (11) and (20) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
     (c) As of the Issue Date, the Issuer does not have any Subsidiaries and all of Holdings I’s Subsidiaries will be Restricted Subsidiaries. The Issuer and Holdings I will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer, Holdings I and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Issuer and Holdings I will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (i) (1) pay dividends or make any other distributions to the Issuer, Holdings I or any Restricted Subsidiaries (A) on its Capital Stock; or (B) with respect to any other interest or participation in, or measured by, its profits; or (2) pay any Indebtedness owed to the Issuer, Holdings I or any Restricted Subsidiaries;
     (ii) make loans or advances to the Issuer, Holdings I or any Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its properties or assets to the Issuer, Holdings I or any Restricted Subsidiaries;
except in each case for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement;
     (2) (A) this Indenture, the Securities (and guarantees thereof), the Security Documents, the Intercreditor Agreement, any Currency Agreement, any agreement of instrument creating a Hedging Obligation and any Additional Intercreditor Agreements and (B) the indenture governing the Senior Securities and the Senior Securities (and guarantees thereof);
     (3) applicable law or any applicable rule, regulation or order;
     (4) any agreement or other instrument of a Person acquired by the Issuer, Holdings I or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (6) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;
     (7) restrictions on cash or other deposits or net worth imposed by regulatory authorities (including with respect to tax obligations and value added taxes), in connection with deductions made for tax, pension, national insurance and other similar purposes or for the benefit of customers under contracts entered into in the ordinary course of business;
     (8) customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;
     (9) Capitalized Lease Obligations and purchase money obligations for property acquired in the ordinary course of business;
     (10) customary provisions contained in leases (other than financing or similar leases), licenses and other similar agreements entered into in the ordinary course of business;
     (11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;
     (12) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date under Section 4.03 (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Securities than the encumbrances and restrictions contained in the Credit Agreement as of the Issue Date (as determined in good faith by the Issuer) or (B) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Issuer) and either (x) the Issuer determines that such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Securities and Holding I’s ability to make payments on the Proceeds Loans in each case as and when they come due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
     (13) any encumbrances or restrictions of the type referred to in clause (iii) above existing by reason of any Lien permitted under Section 4.12;
     (14) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or
     (15) restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business.
          (b) For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of (or remedy bars in respect of) loans or advances made to the Issuer, Holdings I or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer, Holdings I or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
          SECTION 4.06. Asset Sales. (a) The Issuer and Holdings I will not, and will not permit any Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer, Holdings I or any Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer, Holdings I or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:
     (i) any liabilities (as shown on the Issuer’s or Holdings I’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer, Holdings I or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or any Subordinated Guarantee) that are assumed by the transferee of any such assets;
     (ii) any notes or other obligations or other securities or assets received by the Issuer, Holdings I or such Restricted Subsidiary from such transferee that are converted by the Issuer, Holdings I or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and
     (iii) any Designated Non-cash Consideration received by the Issuer, Holdings I or any Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of €30.0 million and 1.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

          (b) Within 12 months after the Issuer’s, Holdings I’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer, Holdings I or such Restricted Subsidiary may apply 100% of the Net Proceeds from such Asset Sale, at its option:
     (i) to repay (1) Indebtedness constituting Senior Indebtedness and, in the case of a Subordinated Guarantor, Senior Indebtedness or Senior Subordinated Indebtedness (and, if the Indebtedness repaid is under a revolving credit facility, to correspondingly reduce commitments with respect thereto), (2) Indebtedness of a Restricted Subsidiary that is not the Issuer or a Subordinated Guarantor or (3) Pari Passu Indebtedness (provided that if the Issuer, Holdings I or any Subordinated Guarantor shall so reduce Obligations under Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the Securities through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Securities), in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings;
     (ii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary if it is not already a Restricted Subsidiary), assets, or property or capital expenditures (including refurbishments), in each case used or useful in a Similar Business; or
     (iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), properties or assets that replace the properties and assets that are the subject of such Asset Sale.
          In the case of Sections 4.06(b)(ii) and (iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer, Holdings I or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer, Holdings I or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.
          Pending the final application of any such Net Proceeds, the Issuer, Holdings I or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the immediately preceding paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess

Proceeds exceeds €20.0 million, the Issuer shall make an offer to all Holders of Securities (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness), that is at least €50,000 and an integral multiple of €1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed €20.0 million by mailing (or otherwise delivering in accordance with applicable Euroclear and Clearstream procedures) the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer, Holdings I or such Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 3.04. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. For the avoidance of doubt, an Asset Sale Offer need not be made by the Issuer until the date that is 12 months after the date on which an Asset Sale is made, the proceeds of which, in aggregate with all funds not applied in accordance with this Section 4.06 or the subject of an Asset Sale Offer, exceed €20.0 million.
          (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
          (d) If more Securities (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Securities for purchase will be made by the Trustee in compliance with the requirements of the Irish Stock Exchange or any other principal national securities exchange, if any, on which the Securities are then admitted to trading, and in compliance with the requirements of Euroclear or Clearstream, as applicable, or, if the Securities are not so admitted to trading or such exchange prescribes no method of selection and the Securities are not held through Euroclear or Clearstream, as applicable, or Euroclear or Clearstream, as applicable, prescribes no method of selection, on a pro rata basis, to the extent practicable; provided that no Securities of €50,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.
          (e) An Asset Sale Offer insofar as it relates to the Securities, will remain open for a period of not less than 20 Business Days following its commencement (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period the

Issuer will purchase the principal amount of the Securities (and purchase or repay any relevant Pari Passu Indebtedness required to be so purchased or repaid as set out above) validly tendered.
          (f) To the extent that any portion of the Net Proceeds payable in respect of the Securities is denominated in a currency other than the currency in which the relevant Securities are denominated, the amount payable in respect of such Securities shall not exceed the net amount of funds in the currency in which such Securities are denominated as is actually received by the Issuer, Holdings I or such Restricted Subsidiary upon converting the relevant portion of the Net Proceeds into such currency.
          (g) Notices of an Asset Sale Offer shall be mailed by first-class mail, postage prepaid or otherwise delivered in accordance with applicable Euroclear and Clearstream procedures at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.
          (h) The Issuer’s obligation under this Section 4.06 to make an Asset Sale Offer may be waived or modified with the consent of a majority in principal amount of the outstanding Securities.
          (i) In the event that an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Securities, the Issuer could seek the consent of its lenders to purchase the Securities or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Securities. In such case, the Issuer’s failure to purchase tendered Securities would constitute an Event of Default under this Indenture that is likely, in turn, to constitute a default under the Issuer’s other Indebtedness.
          SECTION 4.07. Transactions with Affiliates. (a) The Issuer and Holdings I will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of €10.0 million, unless:
     (i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer, Holdings I or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer, Holdings I or such Restricted Subsidiary with an unrelated Person; and
     (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €20.0 million, the Issuer or Holdings I delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer and Holdings I, as applicable, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
     (b) An Affiliate Transaction shall be deemed to have satisfied the approval requirements set forth in clause (a) if (1) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (2) in the event there are no Disinterested Directors, a fairness opinion is provided by an Independent Financial Advisor with respect to such Affiliate Transaction.
     (c) The provisions of Section 4.07(a) shall not apply to the following:
     (i) transactions between or among the Issuer, Holdings I and/or any Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and/or between or among Restricted Subsidiaries or any Receivables Subsidiary and any merger, consolidation or amalgamation of the Issuer, Holdings I and any direct parent of the Issuer or Holdings I; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and Holdings I and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
     (ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;
     (iii) (1) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to Rank in an aggregate amount in any fiscal year not to exceed the greater of €3.0 million and 1.5% of EBITDA of the Issuer, Holdings I and the Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement;
     (iv) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, Holdings I or any Restricted Subsidiary or any direct or indirect parent of the Issuer or Holdings I;
     (v) payments by the Issuer, Holdings I or any Restricted Subsidiaries to Rank made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with the Transactions, acquisitions or divestitures, which payments are (1) made pursuant to the agreements with Rank described in the Offering Circular under the caption “Shareholders and Related Party Transactions” or (2) approved by a majority of the Board of Directors of the Issuer or Holdings I in good faith;
     (vi) transactions in which the Issuer, Holdings I or any Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer, Holdings I or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

     (vii) payments or loans (or cancellation of loans) to directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer or Holdings I in good faith;
     (viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer or Holdings I;
     (ix) the existence of, or the performance by the Issuer, Holdings I or any Restricted Subsidiaries of its obligations under the terms of, the Acquisition Documents, the Credit Agreement Documents, the Intercreditor Agreement, any shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or any other agreement or arrangement in existence on the Issue Date or described in the Offering Circular, and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer, Holdings I or any Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
     (x) the execution of the Transactions and the payment of all fees and expenses, bonuses and awards related to the Transactions, including fees to Rank, that are described in the Offering Circular or contemplated by the Acquisition Documents;
     (xi) (1) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer, Holdings I and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer or Holdings I, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (2) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;
     (xii) any transaction effected as part of a Qualified Receivables Financing or a Financing Disposition;

     (xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or Holdings I or Subordinated Shareholder Funding to any Person;
     (xiv) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding or entering into of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or Holdings I or any direct or indirect parent of the Issuer, Holdings I or of a Restricted Subsidiary, as appropriate;
     (xv) the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(12);
     (xvi) any contribution to the capital of the Issuer or Holdings I;
     (xvii) transactions permitted by, and complying with, Section 5.01;
     (xviii) transactions between the Issuer, Holdings I or any Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer, Holdings I or any direct or indirect parent of the Issuer or Holdings I; provided, however, that such director abstains from voting as a director of the Issuer, Holdings I or such direct or indirect parent, as the case may be, on any matter involving such other Person;
     (xix) pledges of Equity Interests of Unrestricted Subsidiaries;
     (xx) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
     (xxi) any employment agreements entered into by the Issuer, Holdings I or any Restricted Subsidiaries in the ordinary course of business; and
     (xxii) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer or Holdings I in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer, Holdings I and their respective Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.
          SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) except to the extent the Issuer has previously elected to redeem Securities in accordance with Article III of this Indenture. In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing (or delivery) of the notice to Holders provided for in Section 4.08(c) but in any event within 45 days following any Change of Control, the Issuer shall: (i)

repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender that has accepted such offer, or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(c).
          (b) The Issuer’s failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in Section 6.01(d) and not 6.01(b).
          (c) Within 45 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article III of this Indenture, the Issuer shall mail (or otherwise deliver in accordance with applicable Euroclear and Clearstream procedures) a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:
     (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
     (ii) the circumstances and relevant facts and financial information regarding such Change of Control;
     (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered) (the “Change of Control Payment Date”);
     (iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased; and
     (v) if applicable, and such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.
          (d) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

          (f) Notwithstanding the foregoing provisions of this Section, the Issuer, will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
          (g) On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuer will, to the extent lawful:
     (i) accept for payment all Securities properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities so tendered;
     (iii) deliver or cause to be delivered to the Trustee an Officers’ Certificate stating the Securities or portions of the Securities being purchased by the Issuer in the Change of Control Offer;
     (iv) in the case of Global Securities, deliver, or cause to be delivered, to the Principal Paying Agent the Global Securities in order to reflect thereon the portion of such Securities or portions thereof that have been tendered to and purchased by the Issuer; and
     (v) in the case of Definitive Registered Securities, deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Registered Securities accepted for purchase by the Issuer.
          (h) The Paying Agent will promptly mail (or otherwise deliver in accordance with applicable Euroclear and Clearstream procedures) to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Securities a new Security equal in principal amount to the unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount that is at least €50,000 and integral multiples of €1,000 in excess thereof.
          (i) For so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and the guidelines of such exchange so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office in Dublin.
          (j) Securities repurchased by the Issuer or an Affiliate pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by an unaffiliated third party pursuant to the preceding paragraph will have the status of Securities issued and outstanding.

          (k) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
          (l) The Issuer’s obligation under this Section 4.08 to make an offer to repurchase the Securities as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of outstanding Securities.
          SECTION 4.09. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year end on December 31, 2007, and, within 14 days of a request by the Trustee, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.
          SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee but without affirmative duty to do so, the Issuer or Holdings I shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 4.11. Future Subordinated Guarantors. (a) The Issuer and Holdings I will, as soon as reasonably practicable after the completion of the Squeeze-Out and in any event prior to February 5, 2008, cause each Restricted Subsidiary (unless such Subsidiary is the Issuer, a Subordinated Guarantor or a Receivables Subsidiary) that (i) guarantees, assumes or in any other manner becomes liable with respect to (A) any Indebtedness under the Credit Agreement or (B) any Public Debt (including any proceeds loans or other intercompany loans in respect thereof) of the Issuer, Holdings I or any Subordinated Guarantor, or (ii) during the period from the Issue Date to April 5, 2008, incurred any Indebtedness or issued any Disqualified Stock or Preferred Stock pursuant to Section 4.03(a) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Securities.
          (b) Notwithstanding Section 4.11(a):
     (i) no Subordinated Guarantee shall be required as a result of any Indebtedness or guarantee of Indebtedness that existed at the time such Person became a Restricted Subsidiary if the Indebtedness or guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;
     (ii) if such Indebtedness is by its terms expressly subordinated to the Securities or any Subordinated Guarantee, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Subordinated Guarantee at least to the same extent as such Indebtedness is subordinated to the Securities or any other senior guarantee;
     (iii) no Subordinated Guarantee shall be required as a result of any guarantee given to a bank or trust company incorporated in any member state of the European Union as of the date of this Indenture or any commercial banking institution that is a member of the U.S. Federal Reserve System (or any branch, Subsidiary or Affiliate thereof) in each case having combined capital and surplus and undivided profits of not less than €500.0 million, whose debt has a rating, at the time such guarantee was given, of at least A or the equivalent thereof by S&P and at least A2 or the equivalent thereof by Moody’s, in connection with the operation of cash management programs established for the Issuer’s and Holdings I’s benefit or that of any Restricted Subsidiary;
     (iv) no Subordinated Guarantee shall be required if such Subordinated Guarantee could reasonably be expected to give rise to or result in (A) personal liability for, or material risk of personal liability for, the officers, directors or shareholders of the Issuer, Holdings I, any parent of the Issuer or Holdings I or any Restricted Subsidiary, (B) any violation of, or material risk of violation of, applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Issuer, Holdings I or such Restricted Subsidiary, including, for the avoidance of doubt, “whitewash” or similar procedures or (C) any significant cost, expense, liability or obligation (including with respect of any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses Incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (B) undertaken in connection with, such Subordinated Guarantee, which cannot be avoided through measures reasonably available to the Issuer, Holdings I or the Restricted Subsidiary; and
     (v) each such Subordinated Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.
          (c) The Subordinated Guarantees shall be released in accordance with the provisions of Section 10.06.
          SECTION 4.12. Liens. (a) The Issuer and Holdings I will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Issuer, Holdings I or such Restricted Subsidiary (including Capital Stock or Indebtedness of a Restricted Subsidiary), whether owned on the Issue Date or acquired thereafter, or any interest therein or any income, profits or proceeds therefrom securing any Indebtedness (an “Initial Lien”), except (a) in the case of any property or asset that does not constitute Collateral, Permitted Liens; provided that any Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Securities and Subordinated Guarantees are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities or the Subordinated Guarantees) the obligations so secured until such time as such obligations are no longer secured by a Lien; and (b) in the case of any asset that constitutes Collateral, Permitted Collateral Liens; provided that no such Permitted Collateral Lien will be granted on assets or property unless such assets or property also secure the Securities or Subordinated Guarantees.
          (b) Any Lien created for the benefit of the Holders pursuant to this Section 4.12 will provide by its terms that such Lien shall be automatically and unconditionally released and discharged (a) upon the release and discharge of the Initial Lien, (b) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of this Indenture and the Intercreditor Agreement, (c) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of this Indenture, (d) following an Event of Default under this Indenture or an event of default under any other Indebtedness secured by the Collateral pursuant to an Enforcement Action if required in accordance with the terms of the Intercreditor Agreement or Additional Intercreditor Agreement or (e) upon the effectiveness of any defeasance or satisfaction and discharge of the Securities as specified in Article VIII of this Indenture.
          SECTION 4.13. Limitation on Other Activities. (a) Notwithstanding anything in this Indenture to the contrary, the Issuer will not engage in any business activity or undertake any activity, except any activity (1) relating to the offering, sale or issuance of the Securities, any Additional Securities, the Senior Securities and other Public Debt issued by the Issuer, the incurrence of Indebtedness represented by the Securities, the Additional Securities, the Senior Securities and other Public Debt issued by the Issuer, lending or otherwise advancing the proceeds thereof to Holdings I pursuant to a Proceeds Loan or substantially similar loan, and any other activities in connection therewith, (2) undertaken with the purpose of fulfilling any other obligations under or in relation to the Securities, the Additional Securities, this Indenture, the Senior Securities, the indenture governing the Senior Securities, other Public Debt of the Issuer or the Security Documents (including, without limitation, payment of, or reallocation or recharging of fees, costs and expenses Incurred in relation to any of the foregoing) or (3) related to the establishment and maintenance of the Issuer’s corporate existence (including, without limitation, reporting and compliance obligations).
          (b) The Issuer will not (1) Incur any Indebtedness other than the Indebtedness represented by the Securities and the Senior Securities and, subject to compliance with Section 4.03, Additional Securities and other Public Debt, (2) issue any Capital Stock other than ordinary shares or Preferred Stock to a Person of which the Issuer is a Wholly Owned Subsidiary or (3) make any Restricted Payment or any Investment other than Investments pursuant to one or more loans of the proceeds of permitted Indebtedness or issuances of Capital Stock.

          (c) The Issuer will not create, Incur, assume or suffer to exist any Lien over any of its property or assets, or any proceeds therefrom including, without limitation, any Proceeds Loan, except for (1) Liens to secure the Securities and any other Permitted Collateral Liens and (2) Liens on loans of proceeds that secure Public Debt.
          (d) The Issuer will at all times remain a Wholly Owned Subsidiary of Holdings.
          (e) The Issuer will not transfer, sell or otherwise dispose of or encumber the Senior Subordinated Notes Proceeds Loan (other than pursuant to a Permitted Collateral Lien or as otherwise permitted pursuant to this Indenture) or enter into any agreement that would have the same effect.
          (f) The Issuer will not directly or indirectly merge, consolidate, amalgamate or otherwise combine with or into another Person or sell convey, transfer, lease or otherwise dispose of any material property or assets to any Person other than in a transaction with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction where to do so (A) is required to avoid the payment of Additional Amounts and (B) would not materially and adversely affect (including by recommencing preference or hardening periods that are not also applicable to any other Lien over such Collateral) the security created by the Security Documents (any such conclusion to be set out in an Opinion of Counsel reasonably acceptable to the Trustee).
          (g) For so long as any Securities are outstanding, neither Holdings nor any Restricted Subsidiary will (1) commence or take any action to facilitate a winding-up, liquidation or other analogous proceeding in respect of the Issuer (other than as permitted in the preceding paragraph) or (2) create, Incur, assume or suffer to exist any Lien over the Capital Stock of the Issuer, except for Liens to secure the Securities and any other Permitted Collateral Liens.
          SECTION 4.14. Maintenance of Office or Agency. (a) The Issuer shall maintain one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee or Registrar and if, and for so long as, the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its guidelines so require, shall include an office or agency in Dublin, Ireland) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee and the Principal Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Principal Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.
          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee and the Principal Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Issuer hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Issuer in accordance with Section 2.04.
          SECTION 4.15. Withholding Taxes. (a) All payments made by the Issuer, any Subordinated Guarantor or a successor of any of the foregoing (each, a “Payor”) on the Securities or the Subordinated Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
     (i) New Zealand, Switzerland, Luxembourg or, in each case, any political subdivision or governmental authority thereof or therein having power to tax;
     (ii) any jurisdiction from or through which payment on the Securities or any Subordinated Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or
     (iii) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
          (each of clause (i), (ii) and (iii), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Securities or the Subordinated Guarantees, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Securities or the Subordinated Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
     (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the receipt of any payment in respect thereof;
     (2) any Taxes that would not have been so imposed if the Holder of the Security had made a declaration of nonresidence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of nonresidence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of nonresidence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction with respect to such payment, the relevant Holder at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of nonresidence or other claim or filing for exemption is required to be made);
     (3) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Securities or under any Subordinated Guarantee;
     (4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
     (5) any Taxes that are required to be deducted or withheld on a payment to an individual pursuant to the Directive or any law implementing, or introduced in order to conform to, the Directive;
     (6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Security presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Security to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or
     (7) any combination of the above.
               Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Security been the Holder of the Security, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.
          (b) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. Such copies will be made available to the Holders upon request and shall be made available at the offices of the Paying Agent in Dublin if the Securities are then listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Securities.

          (c) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Securities, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officers’ Certificate as promptly as practicable after the date that is 30 days prior to the payment date).
          (d) Wherever in this Indenture, the Securities or any Subordinated Guarantee are mentioned, in any context: (i) the payment of principal, (ii) redemption prices or purchase prices in connection with a redemption or purchase of Securities, (iii) interest, or (iv) any other amount payable on or with respect to any of the Securities or any Subordinated Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
          (e) The Payor will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Securities, this Indenture, or any other document or instrument in relation thereto (other than a transfer of the Securities) excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the Holders for any such taxes paid by such Holders. The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor or any Subordinated Guarantor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
          SECTION 4.16. [Reserved].
          SECTION 4.17. Impairment of Security Interest. (a) Subject to Section 4.17(b), the Issuer and Holdings I shall not, and shall not permit any Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Issuer) have the result of materially impairing the Security Interest with respect to the Collateral for the benefit of the Trustee and the holders of the Securities (including materially impairing the priority thereof) (it being understood that any release under Section 12.06 and the incurrence of Permitted Collateral Liens shall not be deemed to so materially impair the Security Interest with respect to the Collateral), and the Issuer and Holdings I shall not, and shall not permit any Restricted Subsidiaries to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the Holders of the Securities and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, provided the Issuer and Holdings may Incur Permitted Collateral Liens.
          (b) At the direction of the Issuer and without the consent of the Holders, the Trustee and the Security Agent shall from time to time enter into one or more amendments to the

Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) provide for Permitted Collateral Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect; provided, however, that, in the case of clauses (ii) and (iii), no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with such amendment, extension, renewal, restatement, supplement, modification or renewal, the Issuer delivers to the Trustee, either:
     (i) a solvency opinion, in form and substance satisfactory to the Trustee, from an Independent Financial Advisor satisfactory to the Trustee confirming the solvency of the Issuer, Holdings I and their respective Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement; or
     (ii) an Opinion of Counsel, in form and substance satisfactory to the Trustee confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the Securities created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced remain valid and perfected Liens, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.
          SECTION 4.18. Admission to Trading. The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of the Securities on the Irish Stock Exchange and admission to trading on the Alternative Securities Market thereof; provided, however, that if the Issuer is unable to obtain listing of the Securities on the Irish Stock Exchange having used commercially reasonable efforts to do so or if maintenance of such admission to trading becomes unduly onerous, it will use its commercially reasonable efforts to obtain and maintain an admission to trading of such Securities on another comparable Western European exchange.
          SECTION 4.19. Suspension/Fall-Away of Covenants on Achievement of Investment Grade Status. (a) If, on any date following the Issue Date, (i) the Securities have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Securities, the Issuer, Holdings I and the Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and Section 5.01(a)(iv) of this Indenture (the “Suspended Covenants”).
          (b) In the event that the Issuer, Holdings I and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies

(1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating and/or (2) the Issuer, Holdings I or any of their Affiliates enters into an agreement to effect a transaction that would result in a breach of a Suspended Covenant if not so suspended and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating, then the Issuer, Holdings I and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture. Such covenants will not, however, be of any effect with regard to the actions of the Issuer, Holdings I and the Restricted Subsidiaries properly taken during the continuance of the covenant suspension and Section 4.04 shall be interpreted as if it had been in effect since the date of this Indenture except that no Default or Event of Default will be deemed to have occurred and will not occur solely by reason of a Restricted Payment made during the covenant suspension.
          (c) During the continuance of the covenant suspension, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
          SECTION 4.20. Intercreditor Agreements. (a) At the request of the Issuer, in connection with the Incurrence by the Issuer, Holdings I or the Restricted Subsidiaries of any Indebtedness for borrowed money permitted pursuant to Section 4.03 constituting First Priority Lien Obligations, Senior Indebtedness, Pari Passu Indebtedness, Senior Subordinated Indebtedness or Subordinated Indebtedness of the Issuer, Holdings I or any Subordinated Guarantor, the Issuer, Holdings I, the relevant Restricted Subsidiaries and the Trustee shall enter into with the holder of such Indebtedness (or their duly authorized Representatives) an intercreditor agreement (an “Additional Intercreditor Agreement”) on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the Holders of the Securities) including containing substantially the same terms with respect to the limitation on enforcement and priority of Subordinated Guarantees; provided, that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or, in the opinion of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or the Intercreditor Agreement.
          (b) At the direction of the Issuer and without the consent of the Holders of the Securities, the Trustee shall from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (1) cure any ambiguity, omission, mistake, defect or inconsistency of any such agreement, (2) increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by the Issuer, Holdings I or a Restricted Subsidiary (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Securities), (3) add parties to the Intercreditor Agreement or an Additional Intercreditor Agreement, including Subordinated Guarantors, or successors, including successor trustees or other Representatives, (4) secure the Securities (including Additional Securities or any Subordinated Indebtedness, to the extent permitted hereunder), (5) make provision for equal and ratable pledges of any collateral to secure the Securities or any Additional Securities or (6) make any other change to any such agreement that does not adversely affect the Holders in any material respect. The Issuer shall not otherwise direct the Trustee to enter into any amendment to any Intercreditor Agreement without the consent of the Holders representing a majority in aggregate principal amount of the Securities then outstanding, except as otherwise permitted under Article IX and the Issuer may only direct the Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or, in the opinion of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or any Intercreditor Agreement.
          (c) Each Holder, by accepting a Security, shall be deemed to have agreed to and accepted the terms and conditions of any Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein) and the performance by the Trustee of its obligations and the exercise of its rights thereunder and in connection therewith. A copy of the Intercreditor Agreement shall be made available for inspection during normal business hours on any Business Day upon prior written request at the offices of the Trustee and, for so long as any Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof, at the offices of the Paying Agent in Dublin.
ARTICLE V
Successor Company
          SECTION 5.01. When Issuer or Holdings I May Merge or Transfer Assets. (a) Each of the Issuer and Holdings I may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer or Holdings I, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets in one or more related transactions, to any Person unless:
     (i) the Issuer or Holdings I, as applicable, is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer or Holdings I, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof, or New Zealand (the Issuer or Holdings I, as applicable, or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Securities is a corporation;
     (ii) the Successor Company (if other than the Issuer or Holdings I, as applicable) expressly assumes all the obligations of the Issuer or Holdings I, as applicable, under its Subordinated Guarantee (if applicable), this Indenture, the Senior Subordinated Notes Proceeds Loan (if applicable) and the Security Documents pursuant to supplemental indentures or other documents or instruments in form and substance satisfactory to the Trustee;

     (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:
     (1) the Successor Company would be permitted to Incur at least €1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
     (2) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer, Holdings I and the Restricted Subsidiaries immediately prior to such transaction;
     (v) if the Successor Company is not the Issuer or Holdings I, as applicable, the Issuer and each Subordinated Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its obligations under this Indenture, the Securities and the Subordinated Guarantee, as applicable, shall apply to such Person’s obligations under this Indenture, the Securities, the Security Documents and the Intercreditor Agreement; and
     (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture, provided that in giving such opinion, such counsel may rely on an Officers’ Certificate as to compliance with the foregoing clauses (iii) and (iv) and as to any matters of fact.
          The Successor Company (if other than the Issuer or Holdings I, as applicable) will succeed to, and be substituted for, the Issuer or Holdings I, as applicable, under the Subordinated Guarantee (if applicable), this Indenture and the Security Documents, and in such event the Issuer or Holdings I, as applicable, will automatically be released and discharged from its obligations under the Subordinated Guarantee, this Indenture and the Security Documents. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (1) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer, Holdings I or to another Restricted Subsidiary, and (2) the Issuer or Holdings I may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer or Holdings I in another member state of the European Union on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof, or

New Zealand or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer, Holdings I and the Restricted Subsidiaries is not increased thereby. This Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer, Holdings I and the Restricted Subsidiaries.
          (b) Subject to the provisions of Section 10.06 (which govern the release of a Subordinated Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Subordinated Guarantor), no Subordinated Guarantor (other than Holdings) will, and the Issuer and Holdings I will not permit any Subordinated Guarantor (other than Holdings) to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subordinated Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets in one or more related transactions to, any Person unless:
     (i) either (A) such Subordinated Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subordinated Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof or New Zealand (such Subordinated Guarantor or such Person, as the case may be, being herein called the “Successor Subordinated Guarantor”) and the Successor Subordinated Guarantor (if other than such Subordinated Guarantor) expressly assumes all the obligations of such Subordinated Guarantor under this Indenture, the Security Documents, the Intercreditor Agreement and such Subordinated Guarantor’s Subordinated Guarantee pursuant to a supplemental indenture or other documents or instruments in form satisfactory to the Trustee, or (B) if such sale or disposition or consolidation, amalgamation or merger is with a Person other than the Issuer, Holdings I or any Restricted Subsidiary, such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and
     (ii) the Successor Subordinated Guarantor (if other than such Subordinated Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
          Except as otherwise provided in this Indenture, in a transaction to which Section 5.01(b)(i)(A) applies, the Successor Subordinated Guarantor (if other than such Subordinated Guarantor) will succeed to, and be substituted for, such Subordinated Guarantor under this Indenture and such Subordinated Guarantor’s Subordinated Guarantee, and such Subordinated Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subordinated Guarantor’s Subordinated Guarantee. Notwithstanding the foregoing, (1) a Subordinated Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subordinated Guarantor in another member state of the European Union on January 1, 2004, the United States, the District of

Columbia, or any state or territory thereof, so long as the amount of Indebtedness of the Subordinated Guarantor is not increased thereby, and (2) a Subordinated Guarantor may merge, amalgamate or consolidate with another Subordinated Guarantor or the Issuer or Holdings I.
          In addition, notwithstanding the foregoing, any Subordinated Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets (collectively, a “Transfer”) to (x) the Issuer, Holdings I or any Subordinated Guarantor or (y) any Restricted Subsidiary that is not a Subordinated Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer, Holdings I and the Subordinated Guarantors as shown on the most recent available combined consolidated balance sheet of the Issuer, Holdings I and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions described in the Offering Circular).
ARTICLE VI
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (a) there is a default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment shall be prohibited by the subordination provisions of this Indenture;
     (b) there is a default in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise whether or not such payment shall be prohibited by the subordination provisions of this Indenture;
     (c) the Issuer, Holdings I or any of the Restricted Subsidiaries fails to comply with its obligations under Section 5.01;
     (d) the Issuer, Holdings I or any of the Restricted Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a), (b) or (c) above) and such failure continues for 60 days after the notice specified below;
     (e) the Issuer, Holdings I or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer, Holdings I or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds €20.0 million or its foreign currency equivalent;

     (f) the Issuer, Holdings I or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (except for the purposes of a solvent reconstruction or amalgamation):
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) takes any comparable action to that to (i), (ii) or (iii) under any foreign laws relating to insolvency;
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer, Holdings I or any Significant Subsidiary in an involuntary case;
     (ii) appoints a Custodian of the Issuer, Holdings I or any Significant Subsidiary or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Issuer, Holdings I or any Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 days;
     (h) the Issuer, Holdings I or any Significant Subsidiary fails to pay final judgments aggregating in excess of €20.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;
     (i) any Subordinated Guarantee of the Issuer, Holdings I or a Significant Subsidiary (or any Subordinated Guarantee of one or more Subordinated Guarantors that collectively would represent a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof or the terms of this Indenture or the Intercreditor Agreement) or the Issuer, Holdings I or any Subordinated Guarantor that qualifies as a Significant Subsidiary (or one or more Subordinated Guarantors that collectively would represent a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Subordinated Guarantee and such Default continues for 20 days; or
     (j) the Security Interest created under any Security Document shall, at any time, cease to be in full force and effect (other than as permitted as described under Section 12.06) and constitute a valid and perfected lien with the priority required by this Indenture for any reason other than the satisfaction in full of all obligations under this

Indenture and discharge of this Indenture or in accordance with the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement or any Security Interest created under any Security Document shall be invalid or unenforceable (other than any such failure to be in full force and effect and constitute a valid and perfected lien with the priority required by this Indenture that would not be material to the Holders) or the Issuer, Holdings I or any Person granting Collateral the subject of any such Security Interest shall assert, in any pleading in any court of competent jurisdiction, that any such Security Interest is invalid or unenforceable and (but only in the event that such failure to be in full force and effect or such assertion is capable of being cured without imposing any new hardening period, in equity or at law, that such Security Interest was not otherwise subject immediately prior to such failure or assertion and that is not also applicable to any other Lien over the relevant Collateral) such failure to be in full force and effect or such assertion shall have continued uncured for a period of 15 days.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means any applicable Luxembourg law relating to bankruptcy, insolvency, administration, examination, court protection, receivership, schemes of arrangement or similar matters, Title 11, United States Code, or any similar Federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (d) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure or cause the cure of such Default within the time specified in clause (d) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          The acceleration of the Target Bonds as a result of the acquisition of Target Shares by Luxco or the requirement to enter into the Security Documents, shall not constitute an Event of Default specified in clause (e) of Section 6.01 if (i) the outstanding Target Bonds are fully cash collateralized by Holdings I or a Restricted Subsidiary on or prior to the Issue Date by the deposit with Credit Suisse, London Branch of an amount sufficient to redeem, or in the case of the Target’s 150 million Swiss Franc denominated 4.625% bonds due 2007, repay, the applicable series of the Target Bonds in full, including the payment of all principal, premium (if any) and interest thereon and (ii) the outstanding Target Bonds are redeemed or repaid, as applicable, in full from such cash collateralized amount in accordance with the early redemption voted on at the bondholders’ meeting announced in the Swiss press and on the Swiss Stock Exchange website held on June 27, 2007 (or in the case of the Target’s 150 million Swiss Franc denominated 4.625% bonds due 2007, the terms thereof).

          The Issuer shall deliver to the Trustee (i) as soon as it becomes aware of the occurrence of an Event of Default, written notice of the occurrence of such Event of Default and (ii) within five Business Days after the occurrence thereof, written notice in the form of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d) or (g), their status and what action the Issuer or Holdings I is taking or proposes to take in respect thereto.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer or Holdings I) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer or Holdings I occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of the Holders of not less than 90% of the then outstanding aggregate principal amount of the Securities. When a Default is waived, it is deemed cured and the Issuer, the Subordinated Guarantors, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to security and/or indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06. Limitation on Suits. (a) Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
     (i) such Holder has previously given to the Trustee notice that an Event of Default is continuing;
     (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;
     (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
     (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (v) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.
          SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture but subject to the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 90% of the then outstanding aggregate principal amount of the Securities.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, Holdings I or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, Holdings I or any Subordinated Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 6.10. Priorities. Subject to the Intercreditor Agreement or any Additional Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: if such money or property has been collected from a Subordinated Guarantor, to holders of Senior Indebtedness of such Subordinated Guarantor, to the extent required by the Intercreditor Agreement or any Additional Intercreditor Agreement and Article X;
     THIRD: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     FOURTH: to the Issuer or, to the extent the Trustee collects any amount for any Subordinated Guarantor, to such Subordinated Guarantor.
          The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section and shall notify the Issuer of such record date. At least 15 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of outstanding Securities.
          SECTION 6.12. Waiver of Stay or Extension Laws. None of the Issuer, Holdings I or any Subordinated Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer, Holdings I and each Subordinated Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 6.13. Direction to Agents. Following the occurrence of an Event of Default or a potential Event of Default, the Trustee may, by notice to the Agents, require them to act under its direction.
ARTICLE VII
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

          (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the truth or accuracy of mathematical calculations or other facts, statements or opinions stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or Holdings I.
          (f) Money held by the Trustee need not be segregated from other funds except to the extent required by law.
          SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with professional advisers and/or counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such professional advisers and/or counsel.
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of outstanding Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or Holdings I, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified and all other rights provided under this Article VII, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.
          (i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

          (j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.
          (k) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer or Holdings I, its Subsidiaries and/or the Subordinated Guarantors in Article IV hereof, except with respect to Section 4.01 and shall be entitled to assume that the Issuer has performed in accordance with all of the provisions of this Indenture unless notified to. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Holdings I’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).
          (l) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities.
          (m) The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Securities.
          (n) The Trustee shall not, save in the case of its gross negligence and willful misconduct under any circumstance be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer or Holdings I, any Subordinated Guarantor or any Subsidiary.
          (o) The Trustee may request, not more than once a year, that the Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers, authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (p) The Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
          (q) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          (r) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuer’s or Holdings I’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer, Holdings I or any Subordinated Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer or Holdings I, any Subordinated Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Securities and not in its individual capacity and all persons, including the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and has been notified to the Trustee, the Trustee shall mail (or otherwise deliver in accordance with applicable Euroclear and Clearstream procedures) to each holder of Securities notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee.
          SECTION 7.06. [Reserved]
          SECTION 7.07. Compensation and Indemnity. (a) The Issuer, failing which the Subordinated Guarantors, shall pay to the Trustee and each Agent from time to time compensation for their respective services as agreed between the Issuer and the Trustee and each Agent from time to time and, following the occurrence of an Event of Default or a potential Event of Default, such additional fees and expenses as the Trustee deems to be appropriate. The Trustee’s and each Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which the Senior Note Guarantors shall reimburse the Trustee and each Agent upon request for all properly incurred out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s and each Agent’s agents, counsel, accountants and experts. The Issuer and each Subordinated Guarantor, jointly and severally shall indemnify the Trustee and each Agent against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Subordinated Guarantee against the Issuer, Holdings I or a Subordinated Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, Holdings I, any Subordinated Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer, Holdings I or any Subordinated Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer, Holdings I and the Subordinated Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuer, Holdings I and the other Subordinated Guarantors in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Securities.
          (c) The Issuer’s and the Subordinated Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer or Holdings I, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
          SECTION 7.08. Replacement of Trustee or Agent. (a) The Trustee and any Agent may resign at any time by so notifying the Issuer or Holdings I. The Holders of a majority in principal amount of outstanding Securities may remove the Trustee or any Agent by so notifying the Trustee or such Agent and may appoint a successor Trustee or Agent. The Issuer shall remove the Trustee or any Agent if:

     (i) the Trustee or such Agent fails to comply with Section 7.10;
     (ii) the Trustee or such Agent is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or such Agent or its property; or
     (iv) the Trustee or such Agent otherwise becomes incapable of acting.
          (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
          (c) A successor Trustee shall deliver a written acceptance of its appointment and its accession to the Intercreditor Agreement and any Additional Intercreditor Agreement to the retiring Trustee, the Security Agent and to the Issuer or Holdings I. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07(b).
          (d) If a successor Trustee or Agent, as applicable, does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee or Agent, as applicable, or the Holders of 10% in principal amount of outstanding Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee or Agent, as applicable, may appoint a successor Trustee or Agent, as applicable, at any time prior to the date on which a successor Trustee or Agent, as applicable, takes office; provided that such appointment shall be reasonably satisfactory to the Issuer or Holdings I.
          (e) If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s or Holdings I’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Agent, as applicable.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or Substantially All its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 7.10. Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or a member state of the European Union or a political subdivision thereof, that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities or by the authorities of a member state of the European Union or a political subdivision thereof. The Trustee shall have a combined capital and surplus of at least U.S. $50.0 million as set forth in its most recent published annual report of condition. No obligor under the Securities or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.
ARTICLE VIII
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:
     (a) either (i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited or segregated and held by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Securities (i) have become due and payable, (ii) shall become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (b) the Issuer, Holdings I and/or the Subordinated Guarantors have paid all other sums payable under this Indenture; and
     (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding clauses (a) and (b) above, the Issuer’s or Holdings I’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Issuer’s or Holdings I’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.
          Subject to the preceding paragraph and Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d) (with respect to the foregoing Sections of Article IV only), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h), 6.01(i) and 6.01(j) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subordinated Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.
          If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h), 6.01(i) or 6.01(j) or because of the failure of the Issuer to comply with Section 5.01.
          Upon satisfaction of the conditions set forth herein and upon request of the Issuer or Holdings I, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
     (i) the Issuer irrevocably deposits with the Trustee money in euro or European Government Obligations denominated in euro, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

     (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited European Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;
     (iii) 90 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;
     (iv) the deposit does not constitute a default under any other material agreement binding on the Issuer or Holdings I;
     (v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation have become due and payable;
     (vi) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (vii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article VIII have been complied with.
          (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article III.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold money or European Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from European Government

Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.
          SECTION 8.04. Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly pay to the Issuer upon request an amount equal money or European Government Obligations held by it as provided in this Article VIII which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if European Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
          Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
          SECTION 8.05. Indemnity for European Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal and interest received on such European Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or European Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or European Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or European Government Obligations held by the Trustee or any Paying Agent.
ARTICLE IX
Amendments and Waivers
          SECTION 9.01. Without Consent of the Holders. The Issuer, Holdings I, the Subordinated Guarantors, the Trustee and the Security Agent may amend this Indenture, the Securities, the Intercreditor Agreement, any Additional Intercreditor Agreement, the Senior Subordinated Notes Proceeds Loan or any Security Document:
     (i) to cure any ambiguity, omission, mistake, defect or inconsistency;

     (ii) to give effect to any provision of this Indenture (including the release of any Subordinated Guarantees in accordance with the terms of Section 10.06);
     (iii) to comply with Article V;
     (iv) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;
     (v) to provide for the assumption by a Successor Subordinated Guarantor of the obligations of a Subordinated Guarantor under this Indenture and its Subordinated Guarantee;
     (vi) to make any change in Article X or XI not in conflict with this Indenture that would limit or terminate the benefits available to any holder of Designated Senior Indebtedness (or any Representative thereof) under Article X or XI;
     (vii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (viii) to add Subordinated Guarantees with respect to the Securities;
     (ix) to add assets to the Collateral, to release Collateral from any Lien pursuant to this Indenture and the Intercreditor Agreement, when permitted or required by this Indenture to the extent necessary to provide for the granting of a Security Interest for the benefit of any Person, provided that the granting of such Security Interest is not prohibited under Section 4.17 or otherwise under this Indenture;
     (x) to add to the covenants of the Issuer, Holdings I or any Subordinated Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Holdings I or any Subordinated Guarantor;
     (xi) to make any change that does not adversely affect the rights of any Holder;
     (xii) to evidence and give effect to the acceptance and appointment under this Indenture and/or the Intercreditor Agreement of a successor Trustee;
     (xiii) to provide for the accession of the Trustee to any instrument in connection with the Securities;
     (xiv) to provide for the issuance of Additional Securities as contemplated under Section 2.16; or

     (xv) at the Issuer’s election, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required.
          In formulating its opinion on such matters, the Trustee shall be entitled to require and rely absolutely on such evidence as it reasonably deems appropriate, including an Opinion of Counsel and an Officers’ Certificate.
          After an amendment under this Section 9.01 becomes effective, the Issuer shall mail (or otherwise deliver in accordance with applicable Euroclear and Clearstream procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.01.
          SECTION 9.02. With Consent of the Holders. (a) The Issuer, Holdings I, Subordinated Guarantors, the Trustee and the Security Agent may amend this Indenture, the Securities, the Intercreditor Agreement, any Additional Intercreditor Agreement, the Senior Subordinated Notes Proceeds Loan and the Security Documents with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default of compliance with any provisions may be waived with the consent of Holders of a majority in principal amount of the Securities then outstanding. However, without the consent of the Holders of not less than 90% of the then outstanding aggregate principal amount of the Securities, an amendment or waiver may not:
     (i) reduce the amount of Securities whose Holders must consent to an amendment;
     (ii) reduce the rate of or extend the time for payment of interest on any Security;
     (iii) reduce the principal of or extend the Stated Maturity of any Security;
     (iv) reduce the premium or amount payable upon the redemption of any Security, change the time at which any Security may be redeemed in accordance with Article III or Paragraphs 5 or 6 of the Securities;
     (v) make any Security payable in money other than that stated in such Security;
     (vi) make any change to the subordination provisions of this Indenture that adversely affects the rights of Holders;
     (vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

          (viii) release the Security Interest granted for the benefit of the Holders in the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by this Indenture;
          (ix) make any change in Section 6.04 or the second sentence of this Section 9.02;
          (x) change the currency of the Senior Notes Proceeds Loan, decrease the rate, change the time for payment, change the manner of payment of interest, decrease the principal or extend the maturity date of any principal payment on the Senior Notes Proceeds Loan, or change the ranking of the Senior Notes Proceeds Loan in a manner adverse to the Holders;
          (xi) change the restrictions in the Intercreditor Agreement restricting payment blockage or enforcement of the Senior Notes Proceeds Loan in any manner adverse to the interests of the Holders in any material respect; or
          (xii) make any change in the provisions of Section 4.15 of this Indenture that adversely affects the rights of any Holder or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder unless the Issuer, Holdings I or any Restricted Subsidiary agrees to pay any Additional Amounts that arise as a result.
          (b) Without the consent of the holders of a majority in outstanding aggregate principal amount of the Senior Securities, the Issuer will not amend, modify or alter this Indenture in any way to (i) increase the rate of or change the time for payment of interest on the Securities, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Securities, (iii) alter the redemption provisions or the price or terms at which the Issuer is required to offer to purchase the Securities in a manner materially adverse to the holders of Senior Securities, or (iv) amend the provisions of this Indenture that relate to subordination in a manner materially adverse to the holders of Senior Securities
               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
               After an amendment under this Section 9.02 becomes effective, the Issuer shall mail (or otherwise deliver in accordance with applicable Euroclear and Clearstream procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.02.
               SECTION 9.03. Notification of Stock Exchange. The Issuer shall, for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof, to the extent required by the guidelines of the Irish Stock Exchange, (i) inform the Irish Stock Exchange of any amendments, supplements and waivers pursuant to Sections 9.01 and 9.02 and provide, if necessary, a supplement to the Offering Circular setting forth reasonable details in connection with any such amendments, supplements or waivers and (ii) deliver notice of any amendment, supplement and waiver to the Companies Announcement Office in Dublin.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in Section 13.03 and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding clause (a) of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, in exchange for the Security the Issuer shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.
          SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity or security satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Subordinated Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

          SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE X
Guarantees
          SECTION 10.01. Guarantees. (a) Subject to Article XI, the Intercreditor Agreement and any Additional Intercreditor Agreement, each Subordinated Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subordinated Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subordinated Guarantor and that such Subordinated Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
          (b) Each Subordinated Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subordinated Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subordinated Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subordinated Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subordinated Guarantor.
          (c) Each Subordinated Guarantor further agrees that its Subordinated Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          (d) Each Subordinated Guarantee is, to the extent and in the manner set forth in the Intercreditor Agreement, any Additional Intercreditor Agreement and Article XI subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Designated Senior Indebtedness of the Subordinated Guarantor giving such Subordinated Guarantee and each Subordinated Guarantee is made subject to such provisions of the Intercreditor Agreement, any Additional Intercreditor Agreement and this Indenture.
          (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subordinated Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subordinated Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subordinated Guarantor or would otherwise operate as a discharge of such Subordinated Guarantor as a matter of law or equity.
          (f) Each Subordinated Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subordinated Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subordinated Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.
          (h) Each Subordinated Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article XI. Each Subordinated Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subordinated Guarantor’s Subordinated Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subordinated Guarantor for the purposes of this Section 10.01.
          (i) Each Subordinated Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subordinated Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subordinated Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subordinated Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subordinated Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subordinated Guarantor in any case shall entitle such Subordinated Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subordinated Guarantor. Subject to the Intercreditor Agreement and any Additional Intercreditor Agreement, a Subordinated Guarantor shall be automatically released from its obligations under this Article X:
          (a) upon the sale, disposition, exchange or other transfer (including through merger, consolidation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the Subordinated Guarantor is no longer a Restricted Subsidiary) of the Subordinated Guarantor if such sale, disposition, exchange or other transfer is made in compliance with, and the release is otherwise in compliance with, Section 4.06 and Section 5.01 and the Intercreditor Agreement (including following a default under the Credit Agreement or a default under any other Indebtedness secured by the Collateral, pursuant to an Enforcement Action complying with the requirements of Intercreditor Agreement whereby the sale is made pursuant to a public auction or an internationally recognized investment bank selected by the Representative for the Designated Senior Indebtedness has delivered an opinion that the price of the sale or other disposal of the Capital Stock of Subordinated Guarantor is fair from a financial point of view after taking into account all relevant circumstances and the proceeds of such sale are in cash (or substantially in cash) and are applied in accordance with the Intercreditor Agreement);
          (b) upon the designation of such Subordinated Guarantor as an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”;
          (c) upon the release or discharge of such Subordinated Guarantor from the guarantee of Indebtedness of the Issuer, Holdings I or any Restricted Subsidiary or the repayment of the Indebtedness (except in each case a discharge or release by or as a result of payment under such guarantee) that in either case resulted in the obligation to guarantee the Securities under Section 4.11 if such Subordinated Guarantor would not then otherwise be required to guarantee the Securities under this Indenture; provided that, if such Person has incurred any Indebtedness or issued any Disqualified Stock in reliance on its status as a Subordinated Guarantor under Section 4.03, such Subordinated Guarantor’s obligations under such Indebtedness or Disqualified Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred under Section 4.03;
          (d) upon defeasance of the Securities pursuant to Article VIII; or
          (e) upon the full satisfaction of the Issuer’s obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture.
          Upon the occurrence of any release specified in this Section 10.06, the Trustee shall, at the instruction of and at the cost to the Issuer, execute any documents reasonably required in order to evidence such release.
          In the event that a Subordinated Guarantor is released from its obligations under a Subordinated Guarantee at a time when the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof, the Issuer shall, to the extent the rules of the Irish Stock Exchange so require, notify the Irish Stock Exchange.
ARTICLE XI
Subordination
          SECTION 11.01. Agreement to Subordinate. The Issuer and each of the Subordinated Guarantors agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and such Subordinated Guarantor’s Subordinated

Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article XI, the Intercreditor Agreement and any additional Intercreditor Agreement, to the prior payment in full when due of all Senior Indebtedness of the Issuer and all Senior Indebtedness and Senior Subordinated Indebtedness of such Subordinated Guarantor (including, without limitation, Designated Senior Indebtedness), as the case may be, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness and Senior Subordinated Indebtedness.
          SECTION 11.02. Subordination on Insolvency. (a) Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:
     (1) holders of Senior Indebtedness of the Issuer (including the Senior Securities) shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and
     (2) until the Senior Indebtedness of the Issuer is paid in full, any payment or distribution to which Holders would be entitled but for this Section 11.02 (other than payments in respect of a Subordinated Guarantee) shall be made to holders of such Senior Indebtedness or their respective Representatives.
          (b) Upon any payment or distribution of the assets of a Subordinated Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subordinated Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subordinated Guarantor or its property:
     (1) holders of Senior Indebtedness and Senior Subordinated Indebtedness (including any guarantees of the Senior Securities) of a Subordinated Guarantor shall be entitled to receive payment in full of such Senior Indebtedness and Senior Subordinated Indebtedness before Holders of the Securities shall be entitled to receive any payment in respect of any such Subordinated Guarantee, except that Holders of the Securities may receive Permitted Junior Securities;
     (2) the trustee in any bankruptcy, liquidator, administrator, receiver or similar person distributing assets of a Subordinated Guarantor shall be required to turnover any amounts due and unpaid in respect of any Subordinated Guarantee in accordance with Section 11.05; and
     (3) the Trustee and any Holders of the Securities receiving a payment or distribution by reason of a proceeding referred to in this Section 11.02(b) shall be required to turnover an amount equal to any such payment or distribution received in respect of such Subordinated Guarantee in accordance with Section 11.05.

          (c) This Section 11.02 shall not apply to payments from money or European Government Obligations deposited or with the Trustee, as applicable, for the payment of principal of and interest on, the Securities pursuant to Section 8.01 if the provisions of this Section 11.02 were not violated at the time the applicable amounts were deposited or with the Trustee, as applicable.
          SECTION 11.03. Limitation on Enforcement. (a) No Enforcement Action shall be taken in respect of the Securities (including the Senior Subordinated Notes Proceeds Loans), the Subordinated Guarantees or the Security Interests in the Collateral securing the Securities, unless and until:
     (1) an Event of Default on the Securities has occurred (the date on which written notice has been given by the Trustee to each Designated Senior Agent of such Event of Default, the “Notice Date”), such Event of Default is continuing and the Standstill Period has expired;
     (2) the creditors under any Designated Senior Indebtedness have (i) accelerated the amounts owed by an obligor under Designated Senior Indebtedness or (ii) demanded payment under any guarantee of the Obligations under such Designated Senior Indebtedness or (iii) taken any action to enforce any security interest or lien securing obligations under such Designated Senior Indebtedness with a view to realization of such security interest or lien (which shall not include any action to perfect such security interest or lien);
     (3) a court or other relevant body has made an order for the liquidation, moratorium of payments, bankruptcy, insolvent reorganization, insolvency, examination, administration, receivership (or other similar event) of a Subordinated Guarantor (or all or substantially all of its properties) or the shareholders or board of directors of a Subordinated Guarantor have passed a resolution (other than at the request or direction of the Trustee or Holders) for the liquidation, dissolution or winding-up of such Subordinated Guarantor that results in the appointment of a liquidator, administrator, examiner, receiver, trustee in bankruptcy or other similar official in relation to such Subordinated Guarantor;
     (4) there is a failure to repay the Securities at Stated Maturity; or
     (5) in relation to (i) Designated Senior Indebtedness incurred under the Credit Agreement as in effect on the Issue Date, the Senior Majority Lenders (as such term is defined in the Intercreditor Agreement), (ii) Designated Senior Indebtedness incurred under the indenture governing the Senior Securities as in effect on the Issue Date, the trustee or security agent for the Senior Securities, or (iii) other Designated Senior Indebtedness, such class of holders of such Designated Senior Indebtedness as is designated by the Issuer for these purposes, have given their prior consent to the taking of such Enforcement Action.

          SECTION 11.04. Default on Senior Indebtedness. (a) Subject to any payments under the Securities or Subordinated Guarantees that are permitted under Section 11.03, prior to the date that the obligations under Designated Senior Indebtedness are discharged, the Issuer and the Subordinated Guarantors shall not make any payment in respect of the Securities (including under the Senior Subordinated Notes Proceeds Loans) or the Subordinated Guarantees, as the case may be, unless:
     (1) on the date falling 2 days prior to the date of payment there is no outstanding payment default on Designated Senior Indebtedness and no outstanding Payment Blockage Notice; and
     (2) such payment is permitted in respect of the Securities under the Intercreditor Agreement.
          (b) If an event of default (other than a payment event of default) occurs and is continuing under Designated Senior Indebtedness, the Representative of any such Designated Senior Indebtedness may, within 45 days of the occurrence of any such event of default, serve a written notice (a “Payment Blockage Notice”) on the Trustee. A Payment Blockage Notice shall be outstanding from the date of service of the same to the earlier to occur of:
     (1) the date on which the event of default in respect of which such Payment Blockage Notice is served is cured or waived;
     (2) the date on which the Representative of any Designated Senior Indebtedness notifies the Trustee that the Payment Blockage Notice is cancelled;
     (3) the date that the obligations under the relevant Designated Senior Indebtedness are discharged;
     (4) the date that is 179 days after the service of such Payment Blockage Notice;
     (5) the expiry of any Standstill Period in existence at the date of service of the Payment Blockage Notice; and
     (6) the date on which the Trustee on behalf of the Holders takes any Enforcement Action permitted under this Indenture and the Intercreditor Agreement.
          (c) Subject to the Intercreditor Agreement, only one Payment Blockage Notice may be served in any consecutive 360-day period, only one Payment Blockage Notice may be served in respect of any one event of default and no Payment Blockage Notice may be issued in respect of an event of default which is outstanding as at the time at which an earlier Payment Blockage Notice was issued.

          SECTION 11.05. When Distribution Must Be Paid Over. (a) If at any time on or before the date that the obligations under Designated Senior Indebtedness are discharged, the Trustee receives or recovers a payment or distribution of, or on account of:
     (1) any Enforcement Action against a Subordinated Guarantor or with respect to the Security Interests in contravention of the Intercreditor Agreement;
     (2) the Securities as a result of the Issuer receiving or recovering an amount from a Subordinated Guarantor or under the Senior Subordinated Notes Proceeds Loan in contravention of the Intercreditor Agreement; or
     (3) any set-off in respect of the Subordinated Guarantees which is prohibited by the Intercreditor Agreement, it shall hold such amounts for the creditors under such Designated Senior Indebtedness and pay such amount to the security trustee acting for such creditors under the Intercreditor Agreement for application in the following order:
     FIRST, in or towards payment to the Representatives of Designated Senior Indebtedness (other than the Senior Securities and the guarantees of the Senior Securities) for application towards the obligations under Designated Senior Indebtedness (other than the Senior Securities and the guarantees of the Senior Securities) in accordance with the Intercreditor Agreement applicable to the holders of such Designated Senior Indebtedness, and to the trustee for the Senior Securities and the Trustee for application towards amounts specified in the Intercreditor Agreement owed to them which are then due, all such amounts to be payable to the Representatives of Designated Senior Indebtedness (other than the Senior Securities and the guarantees of the Senior Securities) and the Trustee on a pari passu basis; and
     SECOND, after discharge in full of the Obligations under Designated Senior Indebtedness (other than the Senior Securities and the guarantees of the Senior Securities), any surplus shall be paid to (a) the trustee for the Senior Securities if such payment can be lawfully made and the Senior Securities are then outstanding and (b) the Trustee if such payment can be lawfully made and the Securities are then outstanding, to be applied by them in the order as set forth in Section 11.05(b), or otherwise, shall be paid to the Issuer, Holdings or Holdings I or the relevant Subsidiary, provided that the Trustee shall only have an obligation to turn-over or repay amounts received or recovered by it if (i) it had actual knowledge that the receipt or recovery was an amount received in breach of the Intercreditor Agreement and (ii) to the extent that, prior to receiving that knowledge, it has not distributed such amount to the Holders in accordance with this Indenture.
          (b) Prior to the full and irrevocable discharge or defeasance of the Securities, all recoveries, payments or distributions received by the Trustee or creditors under the Securities in respect of (i) Enforcement Action relating to the Securities, the Senior Subordinated Notes Proceeds Loan, the Subordinated Guarantees or the Security Interests, (ii) recoveries, payments or distributions in contravention of Sections 11.03 and 11.04 and (iii) the surplus following payment of Designated Senior Indebtedness (other than the Senior Securities and the guarantees of the Senior Securities) or other amounts received under the preceding paragraph and not required to be paid to or for the creditors of such Designated Senior Indebtedness, in each case after deducting the costs, liabilities and expenses, if any, reasonably incurred in recovering or receiving that amount, shall be promptly paid to the trustee for the Senior Securities (and pending that payment, shall be held for the trustee for the Senior Securities) for application as set forth below:
     FIRST, in or towards payment of unpaid remuneration, fees, costs and expenses (including interest thereon recoverable under the relevant security documents) incurred by or owed to the security agent and trustee for the Senior Securities and the Security Agent and Trustee (and any receiver, advisor or agent appointed by any of them);
     SECOND, in or towards payment to the trustee for the Senior Securities for application towards unpaid and outstanding amounts under the Senior Securities;
     THIRD, in or towards payment to the Trustee for the Securities for application towards unpaid and outstanding amounts under the Securities; and
     FOURTH, in payment of the surplus (if any) to the Issuer for the account of the Issuer and the relevant Subordinated Guarantors.
          SECTION 11.06. Subrogation. If any Designated Senior Indebtedness is wholly or partially paid out of any proceeds received in respect or on account of the Obligations under the Securities, the Holders of the Securities shall to that extent be subrogated to the rights of the holders of the Designated Senior Indebtedness so paid, including all security interests and guarantees for that Designated Senior Indebtedness, but the Holders of the Securities shall not exercise those subrogation rights on or before the date that the obligations under Designated Senior Indebtedness are discharged without the prior consent of the Representative of such Designated Senior Indebtedness.
          SECTION 11.07. Relative Rights. This Article XI defines the relative rights of Holders and holders of Senior Indebtedness of the Issuer and Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor. Subject to any express provisions in this Indenture to the contrary (including the provisions of Article X and XI), nothing in this Indenture shall:
     (1) impair, as between the Issuer and any Subordinated Guarantor, on the one hand, and the Holders, on the other hand, the obligation of the Issuer and any such Subordinated Guarantor, which is absolute and unconditional, to pay amounts due under the Securities and such Subordinated Guarantor’s Subordinated Guarantee in accordance with its terms; or
     (2) prevent the Trustee or any Holder from exercising its available remedies upon a default by the Issuer under the Securities or any such

Subordinated Guarantor under its Subordinated Guarantee, subject to the rights of holders of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any such Subordinated Guarantor to receive distributions otherwise payable to Holders.
          SECTION 11.08. Subordination May Not Be Impaired. No right of any holder of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor to enforce the subordination of the Indebtedness evidenced by the Securities and the Subordinated Guarantees shall be impaired by any act or failure to act by the Issuer on any Subordinated Guarantor or by its failure to comply with this Indenture.
          SECTION 11.09. Rights of Trustee and Paying Agent. The Trustee and any agent of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor or the Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuer or any Subordinated Guarantor with the same rights it would have if it were not the Trustee or any agent of the Issuer or any Subordinated Guarantor or the Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee and any agent of the Issuer or any Subordinated Guarantor or the Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness or Senior Subordinated Indebtedness and nothing in Article VII shall deprive the Trustee and any agent of the Issuer or any Subordinated Guarantor or the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.
          SECTION 11.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
          SECTION 11.11. Article XI Not To Prevent Events of Default. The failure to make a payment pursuant to the Securities or a Subordinated Guarantee by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a Default.
          SECTION 11.12. Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor as provided in the

Intercreditor Agreement and this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.
          SECTION 11.13. Trustee Not Fiduciary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or the Issuer or any Subordinated Guarantor or any other Person, money or assets to which any holders of such Senior Indebtedness or Senior Subordinated Indebtedness shall be entitled by virtue of this Article XI or otherwise.
          SECTION 11.14. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing provisions of this Article XI are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness of the Issuer or Senior Indebtedness and Senior Subordinated Indebtedness of any Subordinated Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Senior Subordinated Indebtedness or Senior Subordinated Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness or Senior Subordinated Indebtedness.
ARTICLE XII
Collateral and Security Documents
          SECTION 12.01. Collateral and Security Documents. (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations of the parties hereto, Holdings, the Issuer and the Security Agent have entered into the Security Documents and may enter into additional Security Documents.
          (b) The relative priority among (i) the lenders and counterparties under First Priority Lien Obligations, (ii) the Trustee and the Holders under this Indenture with respect to the Security Interest in the Collateral that is created by the Security Documents and secures obligations under the Securities, this Indenture and the Subordinated Guarantees, the Additional Securities and any Subordinated Guarantees in respect of any Additional Securities and (iii) the Trustee and the Holders under the indenture governing the Senior Securities is established by the terms of the Intercreditor Agreement, any Additional Intercreditor Agreement this Indenture, any indenture governing the Additional Securities the indenture governing the Senior Securities, the Security Documents, the security documents relating to the Senior Securities and the Credit Agreement, which provide that the First Priority Lien Obligations are secured by a first priority interest in the Collateral, the obligations under the Senior Securities are secured by a second-priority interest in the Collateral, and the obligations under the Securities and any Additional Securities are secured by a third-priority interest in the Collateral.

          (c) The Trustee for the Securities has, and by accepting a Security, each Holder thereof will be deemed to have: (1) irrevocably appointed the Security Agent to act as its agent and trustee under the Security Documents and the other relevant documents to which it is a party; and (2) irrevocably authorized the Security Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, power and discretions; and (ii) execute each document expressed to be executed by the Security Agent on its behalf.
          (d) The Trustee shall become party to the Intercreditor Agreement and by accepting a Security, each Holder thereof shall be deemed to have irrevocably authorized the Trustee to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreement.
          (e) The Security Agent shall become party to the Intercreditor Agreement and by accepting a Security, each Holder thereof shall be deemed to have irrevocably authorized the Security Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreement.
          SECTION 12.02. Recording; Certificates and Opinions. The Issuer shall do or cause to be done, at its own expense, all acts and things reasonably required, or which the Security Agent from time to time may request to assure and confirm that the Security Agent holds, for the benefit of the Senior Creditors, duly created, enforceable and perfected Liens as contemplated by this Indenture and the Security Documents, with the priority contemplated by this Indenture and the Security Documents, so as to render the same available for the security and benefit of this Indenture and the Securities, according to the intent and purposes therein expressed.
          SECTION 12.03. Suits To Protect the Collateral. Subject to the provisions of the Security Documents, this Indenture and the Intercreditor Agreement (or, if applicable, any Additional Intercreditor Agreement), the Trustee and the Security Agent shall have power to institute and to maintain such suits and proceedings as either of them may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, this Indenture or the Intercreditor Agreement (or, if applicable, any Additional Intercreditor Agreement), and such suits and proceedings as the Trustee or the Security Agent, in their sole discretion, may deem expedient to preserve or protect their interests and the interests of the Holders, the Trustee and the Security Agent in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional, ultra vires or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the lien on the Collateral or be prejudicial to the interests of the Holders, the Trustee or the Security Agent).

          SECTION 12.04. Enforcement of Collateral. This Indenture and the Security Documents shall be subject to the Intercreditor Agreement (and any Additional Intercreditor Agreement).
          SECTION 12.05. Determinations Relating to Collateral. Subject to the Intercreditor Agreement (and, if applicable, any Additional Intercreditor Agreement), in the event (i) the Trustee shall receive any written request from the Issuer, Rank Group Holdings Limited, Holdings I or the Security Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Security Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Issuer of any covenant or any material breach of any representation or warranty of the Issuer set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Issuer, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Security Agent to respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article VII hereof in the taking (or not taking) of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification or other security provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of outstanding Securities pursuant to Section 6.05.
          SECTION 12.06. Release of Collateral. (a) Subject to the Intercreditor Agreement, the Security Interests in the Collateral shall be released:
     (i) upon payment in full of principal, interest and all other Obligations on the Securities issued under this Indenture or discharge or defeasance thereof;
     (ii) the Trustee or Security Agent, acting on the instructions of the Holders of more than 50% in aggregate principal amount of the Securities then outstanding has approved the release; or
     (iii) as permitted under the Intercreditor Agreement or any Additional Intercreditor Agreement.
          (b) In order to secure new Indebtedness (where such Indebtedness is permitted under this Indenture and the Lien securing such Indebtedness is a Permitted Collateral Lien that is entitled to rank equal with, in priority to or behind the Security Interests on the Collateral), on the date on which such new Indebtedness is incurred, and subject to no Default having occurred and being continuing, the Security Agent is authorized by the Trustee and the Holders to (at the request of the Issuer or Holdings) release the security interests in the Collateral and will, simultaneously with the grant of Liens in respect of the new Indebtedness, retake such security interests in the

Collateral; provided that all holders of Liens on behalf of other Indebtedness or obligations secured by such Collateral concurrently release and (and if applicable) retake the security interests in the same manner; provided, further, that following such release and retaking the security interests in the Collateral are not subject to any new hardening period or limitation (excluding any such hardening period or limitation that existed prior to such release and retaking) which is not also applicable to the Lien granted in favor of the new Indebtedness and any such other Indebtedness or obligations (it being understood that the new Indebtedness and such other Indebtedness and obligations may be subject to longer or more onerous hardening periods or limitations) or the Trustee shall have received a solvency opinion.
          (c) The Security Agent is authorized by the Trustee and the Holders to release the pledges by Holdings over the capital stock of Holdings I in connection with the substantially concurrent transfer by Holdings of the capital stock of Holdings I to Midco; provided that (a) Midco is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof or New Zealand; (b) Midco expressly assumes all the obligations of Holdings under this Indenture, the Security Documents, the Intercreditor Agreement and Holdings’ Subordinated Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of Midco as a result of such transaction as having been Incurred by Midco at the time of such transaction), no Default shall have occurred and be continuing and the Issuer would be able to Incur an additional €1.00 of Indebtedness pursuant to Section 4.03(a); (d) Holdings shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transfer and such supplemental indenture and Security Documents comply with this Indenture (and in giving such opinion such counsel may rely on an Officers’ Certificate as to any matters of fact); and (e) Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings approving such transaction and set forth in an Officers’ Certificate certifying that such transaction complies with the requirements of this paragraph; provided, further, that all holders of Liens on behalf of other Indebtedness or obligations secured by the pledges by Holdings over the capital stock of Holdings I concurrently release such pledges; provided, further, that following such release of pledges and grant of new security, the security interests in the capital stock of Holdings I are not subject to any new hardening period or limitation (excluding any such hardening period or limitation that existed prior to such release and grant of security) which is not also applicable to the Liens granted in favor of such other Indebtedness or obligations (it being understood that such other Indebtedness and obligations may be subject to longer or more onerous hardening periods or limitations) or the Trustee shall have received a solvency opinion.
          (d) Upon certification by the Issuer, the Trustee and the Security Agent shall take all necessary actions, including the granting of releases or waivers under the Intercreditor Agreement, to effectuate any release in accordance with these provisions, subject to customary protections and indemnifications. The Security Agent and/or the Trustee, at the instruction of and at the cost to the Issuer (as applicable), will agree to any release of the Liens on the Collateral created by the Security Documents that is in accordance with this Indenture and the Intercreditor Agreement without requiring any consent of the Holders.

          SECTION 12.07. Notices. The Issuer and the Security Agent shall cause any notices delivered by such parties pursuant to the Security Documents to be delivered to the Trustee concurrently.
          SECTION 12.08. Security Agent. The Security Agent shall be appointed and its rights and obligations shall be governed by the Intercreditor Agreement any Additional Intercreditor Agreement, the Security Documents and Article XII hereof.
ARTICLE XIII
Miscellaneous
          SECTION 13.01. [Reserved]
          SECTION 13.02. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
if to the Issuer, Holdings I or a Subordinated Guarantor:
Beverage Packaging Holdings (Luxembourg) II S.A.,
c/o Rank Group Limited,
Level 9, 148 Quay Street,
Auckland, New Zealand,
Attention: Group Legal Counsel
Facsimile: 64 9 366 6263
if to the Trustee, Principal Paying Agent, Transfer Agent or Registrar:
c/o The Bank of New York
One Canada Square
London E14 5AL
United Kingdom
Attention of: Corporate Trust Administration
Facsimile: 44 0207 964 6399
if to the Security Agent:
c/o Credit Suisse
One Cabot Square
London E14 4QJ
United Kingdom
Attention: Loans Agency — Desmond Yeo

The Issuer, any Subordinated Guarantor, the Trustee, the Security Agent, and the Transfer Agent, Registrar and Principal Paying Agent, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.
          (b) Any notice or communication delivered to a Holder shall be delivered electronically or mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered within the time prescribed.
          (c) Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
          SECTION 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
     (a) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
          SECTION 13.05. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or Holdings I, any Subordinated Guarantor or by any

Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, Holdings I or any Subordinated Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 13.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
          SECTION 13.07. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
          SECTION 13.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE AVOIDANCE OF DOUBT, ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES SHALL NOT BE APPLICABLE IN RESPECT OF THE SECURITIES AND THIS INDENTURE.
          SECTION 13.09. Consent to Jurisdiction and Service. The Issuer, Holdings I and the Subordinated Guarantors irrevocably and unconditionally (i) agree that any legal suit, action or proceeding against the Issuer, Holdings I or any Subordinated Guarantor arising out of or based upon this Indenture, the Securities or any Subordinated Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York, and courts of its own corporate domicile to the extent it is a defendant and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding. The Issuer, Holdings I and each of the Subordinated Guarantors have appointed CT Corporation System at 111 Eighth Avenue, New York, NY 10011, USA as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. The Issuer and each of the Subordinated Guarantors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer, Holdings I and each of the Subordinated Guarantors shall be deemed, in every respect, effective service of process upon the Issuer, Holdings I and each of the Subordinated Guarantors.
          SECTION 13.10. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or Holdings I or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Subordinated Guarantor, will have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
          SECTION 13.11. Successors. All agreements of the Issuer, Holdings I and each Subordinated Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee, each Agent and the Security Agent in this Indenture shall bind its successors.
          SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 13.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
          SECTION 13.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.,
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorized Signatory

RANK GROUP HOLDINGS LIMITED,
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Attorney

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.,
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorized Signatory

THE BANK OF NEW YORK, as Trustee, Principal Paying Agent, Registrar and Transfer Agent
by	/s/ Emma Wilkes
	Name:	Emma Wilkes
	Title:	Vice President

CREDIT SUISSE, as Security Agent,
by	/s/ ILLEGIBILE
Name:
Title:

/s/ ILLEGIBILE
Name:
Title:

POWER OF ATTORNEY
By this Power of Attorney made the 22nd day of November, 2006, we, AIB/BNY Fund Management (Ireland) Limited (the “Appointor”), of Guild House, Guild Street, IFSC, Dublin 1, Ireland, hereby appoint Andrew McLeod, Francesca Imbach or failing any of them, any other duly authorised officer of The Bank of New York, as our lawful Attorney to execute and deliver on our behalf any relevant documents in which the Appointor agrees to act as Irish Transfer Agent, Irish Listing Agent and Irish Paying Agent for the issues by issuers to which The Bank of New York acts as any of Trustee, Note Trustee, Security Trustee, Custodian, Realisation Agent, Agent Bank, Account Bank, Principal Paying Agent, Paying Agent, Security Agent, Fiscal Agent, Issuing Agent, Irish Listing Agent, Transfer Agent, Exchange Agent, Depositary, Registrar, Administrator, Collateral Administrator or Calculation Agent.
We hereby undertake to ratify and confirm whatever the said Attorney shall lawfully do by virtue of this Power of Attorney.
This Power of Attorney shall be governed by and construed in accordance with the laws of Ireland.
This Power of Attorney shall remain in full force and effect until cancelled, revoked or amended by written notice received by the Appointor. Notwithstanding any revocation, cancellation or amendment of this authorisation, any action taken by the Appointor pursuant to this authorisation, prior to the Administrator’s actual receipt of a notice of revocation, cancellation or amendment shall not be affected by such notice.
In witness whereof this Power of Attorney has been executed as a deed by the Appointor and is intended to be and is hereby delivered on the 22nd of November, 2006.
/s/ [ILLEGIBLE]
Executed on behalf of
AIG/BNY Fund Management (Ireland) Limited
By: Authorised Signatory

APPENDIX A
PROVISIONS RELATING TO SECURITIES
          1. Definitions.
          1.1 Definitions.
          Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in this Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:
          “Common Depositary” means The Bank of New York, its nominees and their respective successors.
          “Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
          “Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.
          “Initial Purchaser” means Credit Suisse Securities (Europe) Limited.
          “Purchase Agreement” means (a) the Purchase Agreement dated June 22, 2007, among the Issuer, Holdings I and the Initial Purchaser and (b) any other similar Purchase Agreement relating to Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Securities” means all Original Securities offered and sold outside the United States in reliance on Regulation S.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 144A Securities” means all Original Securities offered and sold to QIBs in reliance on Rule 144A.
          “Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

          1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Securities	2.1(a)
Regulation S Global Securities	2.1(a)
Rule 144A Global Securities	2.1(a)
          2. The Securities.
          2.1 (a) Form and Dating; Global Securities. The Securities shall be offered and sold by the Issuer pursuant to a Purchase Agreement. The Securities shall be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one permanent global note in fully registered form (the “Rule 144A Global Security”); Securities initially resold pursuant to Regulation S shall be issued initially in the form of one permanent global note in fully registered form (the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Common Depositary and registered in the name of the Common Depositary or a nominee of the Common Depositary, for the accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee or the authentication agent as provided in this Indenture.
          Beneficial interests in a Regulation S Global Security may be exchanged for interests in the Rule 144A Global Security if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in a Regulation S Global Security first delivers to the Registrar or a Transfer Agent a written certificate (in form reasonably satisfactory to the Registrar or Transfer Agent) to the effect that the beneficial interests in the Regulation S Global Security are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in the Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security only if the transferor first delivers to the Registrar or a Transfer Agent a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S to a person who is not a U.S. person (as defined in Regulation S).
          The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as the “Global Securities”. The aggregate principal amount of the

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Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee as hereinafter provided.
          (b) Book-Entry Provisions of Securities. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Common Depositary.
          The Issuer shall execute and the Trustee or authentication agent shall, in accordance with this Section 2.1(b), authenticate and deliver initially one Rule 144A Global Security and one Regulation S Global Security, in each case that (a) shall be registered in the name of the Common Depositary for such Global Security or its nominee and (b) shall be delivered by the Trustee or authentication agent to such Common Depositary or pursuant to such Common Depositary’s instructions.
          Members of, or participants in, Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Common Depositary or under such Global Security, and the Issuer, the Trustee, the Security Agent and any agent of the Issuer or the Trustee shall treat the Common Depositary or its nominee, as applicable, as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Security Agent or any agent of the Issuer, the Trustee or the Security Agent from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear and Clearstream and its Agent Members, the operation of customary practices of such governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2. Authentication.
          On the Issue Date, the Trustee or the authentication agent shall authenticate and deliver €420,000,000 aggregate principal amount of Global Securities and, at any time and from time to time thereafter, the Trustee or the authentication agent shall authenticate and deliver Additional Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuer signed by an Officer of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.01 of this Indenture after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 of this Indenture. The Trustee or the authentication agent shall authenticate Additional Securities upon receipt of a written order of an Authentication Order relating thereto.
     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

3

     (x) to register the transfer of such Definitive Securities; or
     (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or
     (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act.
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in the Rule 144A Global Security or the Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:
     (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a U.S. person (as defined in Regulation S under the Securities Act); and
     (ii) written instructions directing the Registrar to make an adjustment on its books and records with respect to the Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or the Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or the Regulation S Global

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     Security, as applicable, such instructions to contain information regarding the transferor’s account details at Euroclear or Clearstream, as applicable, to be credited with such increase, then the Registrar shall cancel such Definitive Security and cause, or direct the Transfer Agent to cause, in accordance with standing instructions and procedures, the aggregate principal amount of Securities represented by the Rule 144A Global Security or the Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or the Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Security or Regulation S Global Security, as applicable, is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount. The Registrar shall record the exchange or transfer of a Definitive Security for an interest in a Global Security in accordance with this Section 2.3(b) in the register maintained by it.
     (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Common Depositary in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Euroclear or Clearstream, as applicable, therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order, given in accordance with Euroclear’s or Clearstream’s procedures, as applicable, containing information regarding the participant account of Euroclear or Clearstream, as applicable, to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Common Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Common Depositary to a nominee of the Common Depositary or a successor to the Common Depositary.

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     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix A, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Original Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.
          (d) Legend. The Securities shall bear the legends set forth below.
          (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
          “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.
          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, AND (3) AGREES THAT IT SHALL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, THE REGISTRAR AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, THE TRUSTEE, THE REGISTRAR

6

AND THE TRANSFER AGENT IS COMPLETED AND DELIVERED BY THE TRANSFEROR. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.
          THIS SECURITY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT.”1
          (ii) Each Definitive Security shall bear the following additional legends:
          “IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
          (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Registrar for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Security, by the Registrar, to reflect such reduction.
     (f) No Obligation of the Trustee, the Security Agent or the Registrar.
     (i) None of the Trustee, the Security Agent or the Registrar shall have any responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in Euroclear or Clearstream, as applicable, or other Person with respect to the accuracy of the records of Euroclear or Clearstream, as applicable, or any nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security

[1]	Applicable to Regulation S Global Securities only.

7

shall be exercised only through the Common Depositary subject to the applicable rules and procedures of Euroclear or Clearstream, as applicable. The Trustee, the Security Agent and the Registrar may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to the Agent Members and any beneficial owners.
     (ii) The Trustee, the Security Agent and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in Euroclear or Clearstream, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the Common Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Issuer notifies the Trustee in writing that Euroclear or Clearstream, as applicable, acting through itself or the Common Depositary, are unwilling or unable to continue as a clearing system in respect of such Global Security and a successor clearing system is not appointed by the Issuer within 120 days of such notice; (ii) Euroclear or Clearstream so request following a Default under this Indenture (in which case such Securities may be exchanged in whole but not in part); (iii) the owner of a book-entry interest requests such exchange in writing delivered through Euroclear or Clearstream or the Issuer following an Event of Default under this Indenture; or (iv) the Issuer, at its option, notifies the Trustee in writing that it elects to issue Definitive Securities.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Common Depositary, to the Registrar located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Registrar shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Common Depositary, shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.
          (c) Subject to the provisions of Sections 2.4(d) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person,

8

including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Sections 2.4(a) or 2.4(b) hereof, the Issuer shall promptly make available to the Registrar a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.05 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

9

EXHIBIT A
[FORM OF FACE OF ORIGINAL SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.
          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS

2
DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, OR (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT SHALL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.
          THIS SECURITY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT.2
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[2]	Applicable to Regulation S Global Securities only.

3
[FORM OF ORIGINAL SECURITY]

No.	€__________
9 1/2% Senior Subordinated Note due 2017
Common Code
ISIN
          BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., A LUXEMBOURG PUBLIC LIMITED LIABILITY COMPANY (SOCIÉTÉ ANONYME), HAVING ITS REGISTERED OFFICE AT 1, RUE DES GLACIS, L-1628 LUXEMBOURG, GRAND-DUCHY OF LUXEMBOURG, REGISTERED WITH THE LUXEMBOURG TRADE REGISTER UNDER THE NUMBER B129.914, PROMISES TO PAY TO [      ], OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF €[      ], AS THE SAME MAY BE REVISED FROM TIME TO TIME ON THE SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY ATTACHED HERETO, ON JUNE 15, 2017.
          Interest Payment Dates: June 15 and December 15
          Record Dates: June 1 and December 1
          Additional provisions of this Security are set forth on the other side of this Security.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
By:
Name:
Title:

Dated:

4
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the
Securities referred to in the
Indenture.
By:_____________________
      Authorized Signatory

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

5
[FORM OF REVERSE SIDE OF ORIGINAL SECURITY]
9 1/2% Senior Subordinated Note due 2017
1. Interest
          Beverage Packaging Holdings (Luxembourg) II S.A., a company incorporated in Luxembourg (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.
          The Issuer shall pay interest semi-annually on June 15 and December 15 of each year, commencing December 15, 2007. Interest on the Securities shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from June 29, 2007 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Issuer shall pay interest on this Security (except defaulted interest) to the registered Holder at the close of business on the June 1 or December 1 next preceding the interest payment date even if this Security is canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Issuer shall pay principal, premium, if any, and interest in euro or such other lawful currency of Luxembourg that at the time of payment is legal tender for payment of public and private debts. The Issuer shall make all payments in respect of this Security (including principal, premium, if any, and interest) at the office of the relevant Paying Agent, provided that all such payments [shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof]3[at the option of the Issuer, may be made by mailing a check to the registered address of each Holder thereof]4.
3. Paying Agent and Registrar
          Initially, The Bank of New York (the “Trustee”) shall act as Trustee, Principal Paying Agent (“Principal Paying Agent”), Transfer Agent (“Transfer Agent”) and Registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or Holdings I or any of its Subsidiaries may act as Paying Agent (other than with respect to Global Securities) or Registrar.

[3]	Applicable if this Security is represented by a Global Security registered in the name of or held by a nominee of, Clearstream or Euroclear on the relevant record date.

[4]	Applicable if this Security is represented by a Definitive Security on the relevant record date.

6
          So long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its guidelines so require, the Issuer will maintain, at all times that payments are required to be made in respect of the Securities, a Paying Agent and Transfer Agent in Dublin, Ireland. Initially, BNY Fund Services (Ireland) Limited shall act as Paying Agent in Dublin and Transfer Agent in Dublin.
4. Indenture
          The Issuer issued the Securities under an Indenture dated as of June 29, 2007 (the “Indenture”), among the Issuer, the Initial Subordinated Guarantors, the Trustee, the Security Agent, the Principal Paying Agent, the Transfer Agent, the Registrar and the Paying Agent in Dublin. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.
          The Securities are senior subordinated obligations of the Issuer. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Original Securities and any Additional Securities. The Original Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer, Holdings I and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, impair the security, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and the Subordinated Guarantors to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property. The Indenture also imposes limitations on the ability of the Issuer to undertake certain activities.
          To the extent any provision of the Securities conflict with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5. Optional Redemption
          Except as set forth in this paragraph 5 and paragraph 6, the Securities shall not be redeemable at the option of the Issuer prior to June 15, 2012. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or otherwise delivered in accordance with applicable Euroclear and Clearstream procedures), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below. Without limiting the Issuer’s obligations under the Indenture, the Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

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Period	Redemption Price
2012	104.750%
2013	103.167%
2014	101.583%
2015 and thereafter	100.000%
          In addition, prior to June 15, 2012, the Issuer may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or otherwise delivered in accordance with applicable Euroclear and Clearstream procedures), at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium (as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate) as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Notwithstanding the foregoing, at any time and from time to time prior to June 15, 2010, the Issuer may at its option redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of any Additional Securities), with the net cash proceeds of one or more Equity Offerings (1) by Holdings I or (2) any direct or indirect parent of Holdings I, in each case to the extent the net cash proceeds thereof are, in the case of an Equity Offering by Holdings I, provided to the Issuer by way of repayment of the Subordinated Notes Proceeds Loan, or otherwise, contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.500%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of any Additional Securities) remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.
          Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. Without limiting the Issuer’s obligations under the Indenture, the Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
          If the Issuer effects an optional redemption of Securities, it will, for so long as the Securities are listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof and its guidelines so require, inform the Irish Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Securities that will remain outstanding immediately after such redemption.

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6. Redemption for Taxation Reasons
          The Issuer may redeem the Securities, at its option, in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined in paragraph 7 below), if any, then due and that shall become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer determines in good faith that, as a result of:
          (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in paragraph 7 below) affecting taxation; or
          (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to its Securities, or any Subordinated Guarantor, with respect to a Subordinated Guarantee, as the case may be, is, or on the next interest payment date in respect of the Securities would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuer or such Subordinated Guarantor (including, for the avoidance of doubt, the appointment of a new Paying Agent or, where such payment would be reasonable, the payment through the Issuer or a Subordinated Guarantor); provided that neither the Issuer nor any Subordinated Guarantor shall be required to take any measures that in its good faith determination would result in the imposition on it of any legal or regulatory burden or the incurrence by it of additional costs, or would otherwise result in any adverse consequences..
          In the case of the Issuer or any Subordinated Guarantor, the Change in Tax Law must become effective on or after the date of the Offering Circular. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in Section 3.03 of the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor (as defined in paragraph 7 below) would be obliged to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing and satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

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7. Withholding Taxes
          All payments made by the Issuer, any Subordinated Guarantor or a successor of any of the foregoing (each, a “Payor”) on the Securities or the Subordinated Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
          (1) New Zealand, Switzerland, Luxembourg or, in each case, any political subdivision or governmental authority thereof or therein having power to tax;
          (2) any jurisdiction from or through which payment on the Securities or any Subordinated Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or
          (3) any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
(each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Securities or the Subordinated Guarantees, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Securities or the Subordinated Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of::
          (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant senior subordinated noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant senior subordinated noteholder, if the relevant senior subordinated noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Security or the receipt of any payment in respect thereof;
          (2) any Taxes that would not have been so imposed if the holder of the Security had made a declaration of nonresidence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of nonresidence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of nonresidence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing

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Jurisdiction with respect to such payment, the relevant holder at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of nonresidence or other claim or filing for exemption is required to be made);
          (3) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Securities or under any Subordinated Guarantee;
          (4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
          (5) any Taxes that are required to be deducted or withheld on a payment to an individual pursuant to the Directive or any law implementing, or introduced in order to conform to, the Directive;
          (6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Security presented for payment by or on behalf of a senior subordinated noteholder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Security to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or
          (7) any combination of the above.
          Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the senior subordinated noteholder or (y) where, had the beneficial owner of the Security been the holder of the Security, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.
          The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. Such copies shall be made available to the senior subordinated noteholders upon request and will be made available at the offices of the Paying Agent in Dublin if the Securities are then listed on the Irish Stock Exchange and admitted to trading on the Alternative Securities Market thereof. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Securities.
          If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Securities, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be

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payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to senior subordinated noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officers’ Certificate as promptly as practicable after the date that is 30 days prior to the payment date).
          Wherever in the Securities, the Indenture or any Subordinated Guarantee there are mentioned, in any context:
          (1) the payment of principal,
          (2) redemption prices or purchase prices in connection with a redemption or purchase of Securities,
          (3) interest, or
          (4) any other amount payable on or with respect to any of the Securities or any Subordinated Guarantee,
          such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
          The Payor will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Securities, the Indenture, or any other document or instrument in relation thereto (other than a transfer of the Securities) excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the Holders for any such taxes paid by such Holders. The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor or any Subordinated Guarantor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
8. Sinking Fund
          The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.
9. Notice of Redemption
          Notice of redemption shall be mailed by first-class mail (or otherwise delivered in accordance with applicable Euroclear and Clearstream procedures) upon not less than 30 nor more than 60 days’ prior notice to each Holder’s registered address. Securities in denominations larger than €50,000 may be redeemed in whole but not in part. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than €50,000. Securities and portions thereof selected by the Trustee shall be in principal amounts of €50,000 or a whole multiple of €1,000, except that if all of the Securities of a Holder are to be redeemed,

12
the entire outstanding amount of Securities held by such Holder, even if not in a multiple of €1,000 shall be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
10. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales
          Upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.
          In accordance with Section 4.06 of the Indenture, the Issuer shall be required to offer to purchase Securities upon the occurrence of certain events in connection with certain Asset Sales.
11. Guarantees
          Each of the Subordinated Guarantors jointly and severally, irrevocably and unconditionally guarantees on a subordinated basis to the extent set forth in the Indenture and the Intercreditor Agreement (i) the full and punctual payment when due of all obligations of the Issuer under the Indenture and this Security and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer.
12. Security
          The obligations under the Securities and the Indenture are secured by a third-priority security interest in the capital stock of Holdings I owned by Holdings and a third-priority assignment of the receivables under the Proceeds Loans from the Issuer to Holdings I.
13. Subordination
          The Securities and the Subordinated Guarantees are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer and Senior Indebtedness and Senior Subordinated Indebtedness of the Subordinated Guarantors, as the case may be, on the terms and subject to the conditions set forth in the Indenture, the Intercreditor Agreement and any Additional Intercreditor Agreement. To the extent provided in the Indenture, the Intercreditor Agreement and any Additional Intercreditor Agreement, Senior Indebtedness of the Issuer must be paid before the Securities may be paid and Senior Indebtedness and Senior Subordinated Indebtedness of a Subordinated Guarantor must be paid before the Subordinated Guarantees may be paid. Each Holder by accepting a Security agrees to the subordination provisions contained in the Indenture and the Intercreditor Agreement and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

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14. Denominations; Transfer; Exchange
          The Securities are in registered form, without coupons, in minimum denominations of €50,000 and any integral multiple of €1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, furnish information regarding the account of the transferee at Euroclear or Clearstream, where appropriate, furnish certain certificates and opinions, and pay any taxes, duties and governmental charges in connection with such transfer or exchange. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.
15. Persons Deemed Owners
          The registered Holder of this Security shall be treated as the owner of it for all purposes.
16. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
17. Discharge and Defeasance
          Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer, among other things, deposits with the Trustee cash in euro or European Government Obligations denominated in euro, or a combination thereof, for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.
18. Amendment; Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, any Security Documents, the Intercreditor Agreement, any Additional Intercreditor Agreement or the Senior Subordinated Notes Proceeds Loan may be amended with the consent of the Holders of a majority in principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Trustee and the Security Agent may amend the Indenture, the Securities, any Security Documents or the Intercreditor Agreement: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to give effect to any provision of the Indenture (including the release of any Subordinated Guarantees in accordance with the terms of Section 10.06 of the Indenture); (iii) to

14
provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Securities; (iv) to provide for the assumption by a Successor Subordinated Guarantor of the obligations of a Subordinated Guarantor under the Indenture and its Subordinated Guarantee; (v) to comply with Article V of the Indenture; (vi) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (vii) to add a Subordinated Guarantee with respect to the Securities or to secure the Securities; (viii) to add assets to the Collateral, to release collateral from any Lien pursuant to the Indenture and the Intercreditor Agreement when permitted or required by the Indenture, to the extent necessary to provide for the granting of a security interest for the benefit of any person, provided that the granting of such security interest is not prohibited under Section 4.17 of the Indenture; (ix) to add to the covenants of the Issuer or any Subordinated Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Holdings I or any Subordinated Guarantor; (x) to evidence and give effect to the acceptance and appointment under this Indenture and/or the Intercreditor Agreement of a successor Trustee; (xi) to provide for the accession of the Trustee to any instrument in connection with the Securities; (xii) to provide for the issuance of Additional Securities, which shall have terms substantially identical in all material respects to the Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities; (xiii) at the Issuer’s election, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required; (xiv) to make any change that does not adversely affect the rights of any Holder; or (xv) to make any change to Article X or Article XI of the Indenture not in conflict with the Indenture that would limit or terminate the benefits available to any holder of Designated Senior Indebtedness (or any Representative thereof) under such Article X or Article XI.
19. Defaults and Remedies
          If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or Holdings I) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or Holdings I occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.
          Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the

15
Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.
          Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
20. Trustee Dealings with the Issuer
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
21. No Recourse Against Others
          No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or Holdings I or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Subordinated Guarantor, will have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting an Original Security waives and releases all such liability.
22. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
23. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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24. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE AVOIDANCE OF DOUBT, ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES SHALL NOT BE APPLICABLE IN RESPECT OF THE SECURITY.
25. Common Codes; ISINs
          The Issuer has caused Common Codes and ISINs to be printed on the Securities and has directed the Trustee to use Common Codes and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

17
ASSIGNMENT FORM AND CERTIFICATE
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: ___________________	Your Signature ___________________
Sign exactly as your name appears on the other side of this Original Security.
In connection with any transfer of any of the Securities evidenced by this form and certificate the undersigned confirms that such Securities are being transferred in accordance with its terms (including in accordance with all applicable securities laws of the States of the United States and other jurisdictions):
CHECK ONE BOX BELOW
☐ (1) in the United States to a person whom the undersigned reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
☐ (2) outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a U.S. person (as defined in Regulation S under the Securities Act);
☐ (3) to the Registrar for registration in the name of the Holder, without transfer; or
☐ (4) to the Issuer.
Unless one of the boxes is checked, the Registrar shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Registrar and, if applicable, the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

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Signature

Signature
TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer, Holdings I and the Subordinated Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:________________________________________                     ____________________________________
Notice: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
          The initial principal amount of this Global Security is €_____________. The following increases or decreases in this Global Security have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global	Signature of
	in Principal Amount	in Principal Amount	Security following	authorized signatory of
	of this Global	of this Global	such decrease or	Trustee or Common
Date of Exchange	Security	Security	increase	Depositary

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐
          If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount (€50,000 or any integral multiple of €1,000 in excess thereof):
€

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE]
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [       ], among [GUARANTOR] (the “New Subordinated Guarantor”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 1, rue des Glacis, L-1628 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Trade Register under the number B129.914 (the “Issuer”) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000;
          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Subordinated Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subordinated Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subordinated Guarantee on the terms and conditions set forth herein; and
          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subordinated Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
          1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
          2. Agreement to Guarantee. The New Subordinated Guarantor hereby agrees, jointly and severally with all existing Subordinated Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the

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Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subordinated Guarantor under the Indenture.*
          3. Notices. All notices or other communications to the New Subordinated Guarantor shall be given as provided in Section 13.02 of the Indenture.
          4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
          5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          6. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Subordinated Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

*	Amend accordingly to include any necessary limitations pursuant to Section 4.11(b) and Section 10.02 of the Indenture.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee,
By:
Name:
Title:

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
By:
Name:
Title:

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